NEWHALL PHASE II


                     SCE STANDARD AGREEMENT

                       FIRM POWER PURCHASE


                    POWER PURCHASE AGREEMENT

                            BETWEEN

                      TENNECO OIL COMPANY

                              AND

              SOUTHERN CALIFORNIA EDISON COMPANY

                      DECEMBER 10, 1985



DOCUMENT NO. 3099H





                        NEWHALL PHASE II

                       TABLE OF CONTENTS

SECTION               TITLE                                  PAGE

        PART I:   GENERAL TERMS AND CONDITIONS

1                 PARTIES                                      1

2                 RECITALS                                     1

3                 OPERATING OPTIONS                            2

4                 DEFINITIONS                                  5

5                 TERM AND TERMINATION                        11

6                 OWNERSHIP AND CONTROL OF                    15
                    GENERATING FACILITY

7                 DESIGN AND CONSTRUCTION                     15
                    OF GENERATING FACILITY

8                OPERATION OF GENERATION                      18
                   FACILITY

9                DISCLAIMER                                   22

10               METERING                                     23

11               AVAILABILITY                                 25

12               BILLING                                      26

13               PROPERTY AND LAND RIGHTS                     27

14               TAXES                                        28

15               LIABILITY                                    29

16               INSURANCE                                    31

17               UNCONTROLLABLE FORCES                        33

18               NOTICES                                      35


19               NONDEDICATION OF FACILITIES                  36

20               PREVIOUS COMMUNICATIONS                      36




Page i

                     NEWHALL PHASE II

TABLE OF CONTENTS (Cont'd)

SECTION                TITLE                                 PAGE

21               NONWAIVER                                    37

22               SUCCESSORS & ASSIGNS                         37

23               EFFECT OF SECTION HEADINGS                   38

24               GOVERNING LAW                                38

               PART II: INTERCONNECTION FACILITIES

1                INTERCONNECTION FACILITIES DESIGN            39

2                OWNERSHIP AND OPERATION OF                   40
                   INTERCONNECTION FACILITIES

               PART III: PURCHASE AND PAYMENT PROVISIONS

1                POWER PURCHASE AND SALE                      42

2                PROCEDURE FOR MONTHLY PAYMENT                44

               PART IV: AGREEMENT AND SIGNATURE

1                AGREEMENT AND SIGNATURE                      46


               APPENDICES

APPENDIX A.1 - Interconnection Facilities - Added Facilities Basis
                                       (Added by Amendment No. 2, 6/15/87)

APPENDIX A-3 - Firm Power Purchase (Added 8/25/86 by Amendment No. 1)

APPENDIX B.1 - Energy Purchase Provision

APPENDIX B.2 - Firm Power Purchase Provision

APPENDIX C - Tariff Schedule TOU-8 Rule 21.

APPENDIX D - Qualifying Facility Milestone Procedure

Document No. 3099H

Page ii


                          NEWHALL PHASE II

1.  PARTIES

The Parties to this Agreement are Tenneco Oil Company, a Delaware corporation, hereinafter referred to as "Seller", and Southern California Edison Company, a California corporation, hereinafter referred to as 'Edison', individually 'Party' , collectively "Parties".

2.  RECITALS

2.1 Seller desires to construct, own, Operate and Control a 21,760 kW Generating Facility at Seller's Facility located at SW 1/4, Section 31, T4N, R15W, Los Angeles County, California, and sell 19,600 kw of Contract Capacity to Edison with an expected Firm Operation date of July 1, 1990, for a Contract Term of 12 years.

Seller's Generating Facility is a (check one):
(x)   Cogeneration Facility
( )   Small Power Production Facility

Seller shall commence construction of the Generating Facility on November
1, 1989.

2.2   (Options II and III pursuant to Section 3 below)

Seller desires to purchase from Edison, under the provisions of this Agreement and pursuant to Edison's tariffs filed with the Commission, that portion of the electrical requirements of Seller's Facility which are not supplied by the Generating

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Facility and which do not exceed the capability of Edison's facilities installed at Seller's Facility.

2.3 Edison desires to purchase the Contract Capacity and Energy made available by Seller to Edison from Seller's Generating Facility. Edison desires that this source of electric power be as reliable as reasonably possible.

2.4 The Parties desire, by this Agreement, to establish the terms, conditions, and obligations pursuant to which.they can accomplish the above desires and needs.

2.5   Seller's Generating Facility is a Qualifying Facility.

3.   OPERATING OPTIONS

3.1 Seller elects to Operate its' Generating Facility in parallel with Edison's Electric System in accordance with the following option (check one):

  ( ) Option I: Dedication of the entire Generator output to Edison with no electrical service required from Edison.

  ( ) Option II: Dedication of the entire Generator output to Edison with electrical service required from Edison.


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  (X) Option III: Dedication to Edison of only the portion of the Generating
Facility output in excess of Seller's electrical requirements.

3.2 The Generating Facility will deliver electricity to Edison at a nominal 66,000 volts.

3.3 (Option III pursuant to this Section 3) Seller plans to use as much of the electrical energy produced by the Generating Facility to serve the electrical requirements of Seller's Facility as is practicable. Seller's expected maximum electrical requirement is approximately 1,000 kW.

3.4 (Small hydro projects only) The Contract Capacity in Section 2.1 shall be based on the average of the five (5) lowest years of stream flow taken from a study covering a minimum 50 years of continuous data.
(A shorter period may be mutually determined agreed to if data for a 50-year period is not obtainable.)

3.5 Seller may change its operating option as indicated in Section 3.1, and its tariff schedule pursuant to Section 12, not more than once per year upon at least ninety (90) days prior notice to Edison.

3.5.1 If the change of operating option results in a reduction of Contract Capacity, the provisions in Section 5 shall apply.

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3.5.2   Edison shall process requests for changes of operating option in the chronological order received.

3.5.3 Edison shall not be required to remove or reserve capacity of interconnection Facilities made idle by Seller's change of operation option and may dedicate such idle facilities at any time to serve other customers or to interconnnect with other electric power sources.

3.5.4 When the Seller wishes to reserve Interconnection Facilities paid for by the Seller but idled by a change in operation option, Edison shall impose a special facilities charge related to the operation and maintenance of the Interconnection Facility. When the Seller no longer needs said facilities for which it has paid, the Seller shall receive credit for the net salvage value of the Interconnection Facilities dedicated to Edison's use. If Edison is, able to make use of these facilities to serve other customers, the Seller shall receive the fair market value of the facilities determined as of the date the Seller either decides no longer

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to use said Facilities or fails to pay the required maintenance fee.

4. DEFINITIONS

When used with initial capitalizations, whether in the singular or plural, shall have the following meanings:

4.1 Adjusted Capacity Price: The $/kW-yr capacity purchase price based on the Capacity Payment Schedule for the time period beginning on the date of Firm Operation and ending on the date of termination or reduction of Contract Capacity.

4.2 Agreement: This document, including the appendices attached herein, as amended from time to time.

4.3 Capacity Payment Schedule: Published capacity schedule table as authorized by the CPUC.

4.4 Cogeneration Facility: The facility and equipment which sequentially generate thermal and electrical energy as defined in Title 18, Code of Federal Regulations (CFR), Section 292.202.

4.5   Commission or CPUC: The Public Utilities Commission of the
State of California.

4.6 Contract Capacity: That portion of the Generating Facility electric power producing capability which is dedicated Edison.


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4.7   Contract Capacity Price:   The $kW-yr capacity purchase price
from the Capacity Payment Schedule for the Contract Term and date of Firm Operation.

4.8 Contract Term: Length of Agreement in years, beginning from the date of Firm Operation.

4.9 Control: To establish the electrical output of the Generating Facility through dispatching procedures including shutdown and startup.

4.10 Current Contract Capacity Price: The $/kW-year capacity price from the Capacity Payment Schedule in effect at the time the termination notice is received by Edison for a term equal to the number of years from the date of termination or reduction of Contract Capacity to the end of the Contract Term.

4.11   Edison Electric System Integrity:  Operation of
Edison's electric system in a manner which minimizes risks of injury to persons and/or property and enables Edison to provide adequate and reliable electric service to its customers.

4.12 Emergency: A condition or situation which in Edison's sole judgment affects Edison's ability to maintain safe, adequate, and continuous electrical service.


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4.13   Energy:  Kilowatthours generated by Seller's Generating Facility which are purchased by Edison at the Point of Interconnection.

4.14 Firm Operation: The date mutually agreed upon between the Parties on which each generating unit of Seller's Generating Facility is determined to be a reliable source of generation and on which such unit can be reasonably expected to operate continuously at its effective rating (expressed in kw).

4.15 Forced Outage: Any outage resulting from a design defect, inadequate construction, operator error or electrical or mechanical equipment breakdown that fully or partially curtails the electrical output of the Generating Facility.

4.16 Generating Facility: All of Seller's generators, together with all protective and other associated equipment and improvements, necessary to produce electrical energy at Seller's Facility excluding associated land, land rights or interests in land.

 4.17 Generator: The generators and associated prime mover(s), which are a part of the Generating Facility.

4.18 Interconnection Facilities: Those protection, metering, electric line(s), and other facilities


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required in the opinion of Edison, to permit an electrical interface between Edison and Seller.

4.19   Interconnection Facilities Contract:   That document which is attached
hereto in Part II, Appendix A.2 and by this reference is incorporated herein and made a part hereof.

4.20   KVAR: Reactive kilovolt-ampere, a unit of measure of reactive power.

4.21 Operate. To provide the engineering, purchasing, repair, supervision, training, inspection, testing, protection, operation, use, management, replacement, retirement, reconstruction,.and maintenance of and for the Generating Facility in accordance with applicable utility standards and good engineering practices.

4.22   Operating Representatives:   Individual(s) appointed by each Party for
the purpose of securing effective, cooperation and interchange of information between the Parties in connection with administration and technical matters related to this Agreement.

4.23 Peak Months:. Those months which the Edison annual system peak demand could occur. Currently, but, subject to change with notice, the peak months for the Edison system are June, July, August, and September.


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4.24   Point of-Interconnection:   The point where the transfer of electrical
energy between Edison and Seller takes place.

4.25 Project: The Generating Facility, Interconnection Facilities and metering equipment required to permit operation of Seller's
Generator in parallel with Edison's electric system.

4.26 Protective Apparatus: That equipment and apparatus installed by Seller and/or Edison pursuant to Section 7.4, Part 1, and Section 1.1, Part II.

4.27 Qualifying Facility: Cogeneration or Small Power Production Facility which meets the criteria as defined in Title 18, Code of Federal Regulations
(CFR), Section 292.201 through 292.207.

4.28 Seller's Facility: The premises and equipment of Seller located as specified in Section 2.1.

4.29 Small Power Production Facility: The facilities and equipment which use biomass, waste or renewable resources, including wind, solar and water to produce electrical energy as defined in Title 18, Code of Federal Regulations (CFR), Section 292.201 through 292.207.

4.30 Standby Demand: Seller's electrical load requirement that Edison is expected to serve when Seller's Generating Facilitv is not available.


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4.31   Summer Period: Defined in Edison's Tariff Schedule No. TOU-8
as now in effect or as may hereafter be authorized by the Commission to be revised.

4.32 Tariff Schedule No. TOU-8: Edison's time-of-use energy tariff for electric service exceeding 500 kW, as now in effect or as may hereafter be authorized by the Commission to be revised.

4.33 Uncontrollable Forces: Any occurrence beyond the control of a Party which causes that Party to be unable to perform its obligations hereunder and which a Party has been unable to overcome by the exercise of due diligence, including but not limited to flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, action or inaction of legislative, judicial or regulatory agencies, or other proper authority, which may conflict with the terms of this Agreement, or failure, threat of failure or sabotage of facilities which have been maintained in accordance with good engineering and operating practices in California.


4.34   Winter Period:  Defined in Edison's Tariff Schedule
No. TOU-8 as now in effect or as may hereafter be authorized by the Commission to be revised.


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5.   TERMS AND TERMINATION

5.1 This Agreement shall be binding upon execution and remain in effect for the Contract Term provided that it shall terminate if Firm operation does not occur within 5 years of the date specified in Section 1.2, Part IV.

5.2 This Agreement may remain in effect beyond the expiration of the Contract Term; except that, beyond the expiration of the Contract
Term, either Party may terminate this Agreement, with or without cause, at any time, upon 90 days prior written notice.

5.3   General Provisions - Termination

5.3.1 This section shall apply if there is a contract termination or reduction in Contract Capacity. The parties agree that the amount which Edison pays Seller for the Contract Capacity which Seller makes available to Edison is based on the agreed value of Seller's performance of his obligations to provide capacity during the full Contract Term.

5.3.2    The Parties agree that the refund and payments provided in Sections
5.4 and 5.5 represent a fair compensation for the reasonable losses that would result from

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such termination or reduction of Contract Capacity.

5.3.3 In the event of a reduction in Contract Capacity the quantity, in kW, by which the Contract Capacity is reduced shall be used to calculate the refunds and payments due Edison in accordance with Sections 5.4 and 5.5, as applicable.

5.3.4 Edison shall provide invoices to Seller for all refunds and payments due Edison under this section which shall be due within 60 days.

5.3.5   If Seller does not make payments as required in
Section 5.3.4, Edison shall have the right to offset any amounts due it against any present or future payments due Seller.

5.3.6   Notices of Termination shall be made in accordance with
Section 18, Part I of the contract.

5.4   Termination with Prescribed Notice

5.4.1 Seller may terminate this entire Agreement or reduce the Contract Capacity, provided that Seller gives Edison prior written notice for a period determined by the


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amount of Contract Capacity terminated or reduced:

    AMOUNT OF CONTRACT
   CAPACITY TERMINATED                                  LENGTH OF
      OR REDUCED                                      NOTICE REQUIRED
  25,000 kW or under                                     12 months
  25,001 - 50,000 kW                                     36 months
  50,001 - 100,000 kW                                    48 months
  over 100,000 kW                                        60 months

5.4.2 Upon termination or reduction in Contract Capacity, Seller shall refund to Edison with interest at the current published Federal Reserve Board three (3) months prime commercial paper rate an amount equal to the difference between (a) the accumulated capacity payments already paid by Edison up to the time the termination notice is received and based on the original Contract Term and; b) the total capacity payments which Edison would have paid based on the period of Seller's actual performance using the Adjusted
Capacity Price.

5.4.3   From the date the termination notice is
received to the date of actual termination
Edison shall make capacity payments based on the Adjusted Capacity Price for the


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amount of Contract Capacity being terminated.

5.4.4   Edison shall continue to pay for the amount of Contract
Capacity not being terminated, if any, at the original
Contract, Capacity Price.

5.5   Termination Without Prescribed Notice

5.5.1 If Seller terminates this Agreement or reduces the Contract Capacity thereof, without the notice prescribed, the provisions in Section 5.4 will all apply.
Additionally,

5.5.2   Seller shall pay Edison an amount equal to:
(1) the amount of Contract Capacity being terminated, times
(2) the difference between the Current Contract Capacity
Price and the Contract Capacity Price, times (3) the number of years and fractions thereof (not less than 1 year) by which the Seller has been deficient in giving prescribed notice. In the event that the Current Capacity Price is less than the Contract Capacity Price no payment under this Section 5.5.2 shall be due either Party.


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5.6   Examples of Termination

   5.6.1   Examples of Termination calculations are given in Appendix B.2.

6.  OWNERSHIP AND CONTROL OF GENERATING FACILITY

6.1   The Generating Facility shall be owned by Seller.

6.2   Seller shall Control the Generating Facility;
except that Seller shall, at any time, if requestd
by Edison to facilitate maintenance of Edison
facilities, during periods of Emergency or to
maintain Edison Electric System Integrity:
(i) Disconnect the Generator from the Edison
electric system, or (ii) reduce the electrical output
of the Generator to the level of the
Seller's total electrical requirement (applicable
only to Sellers electing Operating Options I or III
under Section 3.1). Each party shall endeavor to
correct, within a reasonable period, the conditions
on its system which necessitate the disconnect
obligation or reduction of output.   The disconnect
obligation or reduction of electrical output shall be limited to the period of time such a condition exists.

DESIGN AND CONSTRUCTION OF GENERATING FACILITY

Seller, at no cost to Edison, shall acquire all permits and approvals, and complete or have completed all environmental impact studies


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necessary for the construction, and maintenance of the Project.

7.2 Edison shall have the right to review the electrical drawings pertaining to the design of the Generating Facility and Seller's Interconnection Facilities. Such review may include, but not be limited to, the Generator governor, excitation system, synchronizing equipment, protective relays and neutral grounding. The Seller shall be notified in writing of the outcome of the Edison review within 30 days of the receipt of all specifications for both the Generating Facility and the Interconnection Facilities.
Any flaws perceived by Edison in the design shall be described in Edison's written notice.

7.3 Edison shall have the right to require modifications to the design as it deems necessary for proper and safe operation of the Project when in parallel with the Edison electric system.

7.4 Seller shall furnish, install, operate and maintain in good order and repair and without cost to Edison, the relays, meters power circuit breakers synchronizer and other control and Seller
Protective Apparatus as shall be agreed to by the Parties pursuant to Section 7.2 and 7.3 as being


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necessary for proper and safe operation of the
Project in parallel with Edison's electric system.

7.5   Future changes on the Edison electric system and/or
Seller's system may require modification of the design of Seller's Generating Facility or the Interconnection Facilities. Any such modification, whether proposed by Edison or Seller shall be subject to the provisions of this Section 7.

7.6 (If applicable) Seller shall provide power factor correction capacitors for each induction generating unit of the Generating Facility. Such capacitors shall be switched off and on simultaneously with said unit. The KVAR rating of such capacitors shall be the highest standard value which will not exceed said unit's no-load KVAR requirement.

7.7 (Applicable to Wind Parks Only) Seller shall not locate any part of a wind-driven generating unit of the Generating Facility within three (3) rotor blade diameters of any planned or existing electric utility 33 kV, 66 kV, 220 kV or 500 kV transmission line right of way or of any such line right of way for which application has been made to a regulatory authority.

7.8 Edison shall have the right to monitor the construction, start-up, operation, and maintenance


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of the Project and have the right to consult with and make
recommendations to Seller.

7.9 Edison shall have the right to review the construction schedule. Seller shall notify Edison, at least one year in advance of Firm Operation, of changes in this schedule which affect the Firm Operation, whenever possible.

8.   OPERATION OF GENERATING FACILITY

Seller shall Operate the Generating Facility, subject to the following provisions:

8.1 The Generating Facility and Seller Protective Apparatus shall be Operated and maintained in accordance with applicable utility industry standards and good engineering practices with respect to synchronizing, voltage and reactive power control.

8.2 The Generating Facility shall be operated with all of Seller's Protective Apparatus in service whenever the Generator is connected to or is operated in parallel with the Edison electric system. Any deviation for brief periods of emergency or maintenance shall only be by mutual agreement.

8.3 Seller shall operate and maintain the Project in a prudent manner which will produce maximum Energy to the extent that conditions permit.

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8.4   Each Party shall keep the other Party's Operating
Representative informed as to the operating schedule of their respective facilities affecting each other's operation hereunder, including any reduction in Contract Capacity availability related to this Agreement.
In addition, Seller shall provide Edison with reasonable advance notice regarding its scheduled outages including any reduction in Contract Capacity availability.
Reasonable advance notice is as follows:

     SCHEDULED OUTAGE                                   ADVANCE NOTICE
    EXPECTED DURATION                                     TO EDISON

  Less than one day                                        24 Hours
  One day or more                                           1  Week
   (except major overhaul)
  Major overhaul                                            6  Months


8.5 Notification by each Party's Operating Representative of outage date and duration should be directed to the other Party's
Operating Representative by telephone.

8.6   Seller shall not schedule major overhauls during Peak Months.

8.7 Seller shall Make reasonable efforts to schedule routine maintenance outside the Peak Months but in no event shall outages for scheduled maintenance exceed 30 peak hours during the Peak Months.

8.8   Seller shall maintain an operating log at Seller's
Facility with records of:  real and reactive power


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production, changes in operating status, outages,
Protective Apparatus operation's and any unusual conditions found during inspections. For Generators which are 'block-loaded' to a specific kW capacity, changes in this setting shall also be logged. In addition, Seller shall maintain records applicable to the Generating Facility, including the electrical characteristics of the Generator and settings or adjustments of the Generator control equipment and protective devices. Such information shall be available to Edison upon request and copies of such operating log and records shall be provided, if requested, to Edison within thirty (30) days of Edison's request.

8.9 If, at any time, Edison has reason to doubt the integrity of any of Seller's Protective Apparatus and suspect's that such loss of integrity would be hazardous to the Edison Electric System Integrity,
Seller shall demonstrate, to Edison's satisfaction, the correct calibration and operation of the equipment in question.

8.10 Seller shall test all protective devices specified in Section 7.4 with qualified personnel at intervals not to exceed four (4) years.

8.11 Seller shall notify Edison at least fourteen (14) calendar days prior to: (1) the initial parallel


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operation of each of Seller's Generators; (2) the
initial testing of Seller's Protective Apparatus. Edison shall have the right to have a representative present at such times.

8.12 Seller shall, to the extent possible provide reactive power for its own requirements and where applicable the reactive power losses of interfacing transformers.
reactive power to Edison unless otherwise agreed upon between the Parties.

8.13 The Seller warrants that the Generating Facility meets the requirements of a Qualifying Facility as Seller shall not deliver excess of the effective date of this Agreement and continuing through the Contract Term.

8.14 The Seller warrants that the Generating Facility shall at all times conform to all applicable laws and regulations. Seller shall obtain and maintain any governmental authorizations and permits for the continued operation of the Generating Facility. If at any time Seller does not hold such authorization and permits, Seller agrees to reimburse Edison for any loss which Edison incurs as a result of the Seller's failure to maintain governmental authorization and permits.

8.15 At Edison's request Seller shall make all reasonable effort to deliver power at an average

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rate of delivery at least equal to the Contract Capacity during periods of Emergency. In the event that the Seller has previously scheduled an outage coincident with an Emergency, Seller shall make all reasonable efforts to reschedule the outage. The notification periods listed in Section 8.4 shall be waived by Edison if Seller reschedules the outage.

DISCLAIMER

Any review by Edison of the design, construction, operation, or maintenance of the Project is solely for the information of Edison. By making such review, Edison makes no representation as to the economic and technical feasibility, operational capability, or reliability of the Project. Seller shall in no way represent to any third party that any such review by Edison of the Project, including but not limited to, any review of the design, construction, operation, or maintenance of the Project by Edison is a representation by Edison as to the economic and technical feasibility, operational capability, or reliability of said facilities. Seller is solely responsible for economic and technical feasibility, operational capability, or reliability thereof. Edison shall not be liable to Seller for, and Seller shall defend and indemnify Edison from, any claim, cost, loss, damage, or liability arising from any contrary representation concerning the effect of Edison's


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review of the design, construction, operation, or
maintenance of the Project.

10.   METERING

10.1 Edison shall provide, own and maintain at the Seller's expense all necessary meters and associated equipment to be utilized for the measurement of Energy and Contract
Capacity for determining Edison's payments to Seller pursuant to this Agreement.

10.2 The metering equipment used for metering the Energy sold to Edison shall at Seller's option be located
(Check one):

    ( )  a.  on Edison's side of the Interconnection Facilities, or

    (x)  b.  on the Seller's side of the Interconnection
Facilities. A loss compensation factor agreed to by the Seller and Edison shall be applied. At the written request of the Seller, and at Seller's sole expense, Edison shall measure actual transformer losses. If the actual measured value differs from the agreed-upon loss compensation factor, the actual value shall be applied prospectively.

10.3 If meters are placed on Edison's side of the Interconnection Facilities, service shall be


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provided at the available transformer high-side voltage.

10.4   (Options II and III pursuant to Section 3)
Edison shall provide, own and maintain at its expense all necessary meters and associated equipment to be utilized for billing Seller if Edison provides electric service to Seller.

10.5 For purposes of monitoring the Generator operation and the determination of standby charges, Edison shall have the right to require at Seller's expense installation of generation metering. Edison may also require the installation of telemetering equipment at Seller's expense for Generating Facilities equal to or greater than 10 MW. Edison may require the installation of telemetering equipment at Edison's expense for Generating Facilities less than 10 MW.

10.6 Seller shall provide, at no expense to Edison, a suitable location for all meters and associated equipment referred to in this Section 10.

10.7 Edison shall install a ratchet device on (i) the meter(s) recording energy provided by Edison (if applicable),
(ii) the meter(s) recording reactive demand imposed on the Edison electric system, and (iii) the meter(s) recording Energy sold to Edison, to prevent their reverse operation.


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10.8   Edison's meters shall be sealed and the seals shall
be broken only when the meters are to be inspected, tested, or adjusted by Edison. Seller shall be given reasonable notice of testing and have the right to have its representative present on such occasions.

10.9 Edison's meters installed pursuant to this Agreement shall be tested by Edison, at Edison's expense, at least once each year and at any reasonable time upon request by either Party, at the requesting Party's expense. If Seller makes such request, Seller shall reimburse said expense to Edison within thirty (30) days after presentation of a bill therefore.

10.10 Metering equipment found to be inaccurate shall be repaired, adjusted, or replaced by Edison such that the metering accuracy of said equipment shall be within two percent (2%). If metering equipment inaccuracy exceeds two percent (2%), the correct amount of Energy delivered during the period of said inaccuracy shall be estimated by Edison and agreed upon by the Parties.

AVAILABILITY

11.1 Outages: Seller shall make all reasonable efforts to limit the outages of the Generating Facility:


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11.2   Periodic Demonstration:

11.2.1   Edison shall have the right to require
the availability of the Generating Facility at least once per year.

11.2.2 The demonstration shall be conducted at a time and under procedures mutually agreed upon by the Parties. Demonstration shall be at Seller's expense.

11.2.3   Seller shall demonstrate the ability of
the Generating Facility to produce Contract
Capacity for a mutually agreed period of time.

12.1   (Option III pursuant to Section 3.1, Part I)
Standby electric service shall be provided pursuant to a separate Agreement under terms and conditions of Edison's tariff schedule as now in effect or as may hereafter be authorized by the Commission to be revised.

12.2   (Options II and III pursuant to Section 3.1, Part I)
Electric service shall be provided pursuant to separate Agreement under terms, conditions and rates of Edison's tariff schedule as now in effect or as may hereafter be authorized by the Commission to be revised.

12.3 Monthly charges associated with Interconnection Facilities shall be billed pursuant to the Interconnection Facilities Contract.

12.4 Edison shall commence billing Seller for electric service rendered pursuant to the applicable schedule referred to in this Section on the date that the Point of Interconnection is energized.

13.   PROPERTY AND LAND RIGHTS

13.1 Edison shall, as it deems necessary or desirable, build electric lines, facilities and other equipment, both overhead and underground, on and off Seller's Facility, for the purpose of effecting the arrangements contemplated in this Agreement after satisfaction of the requirements of Sections
13.2 and 13.3. The physical location of such electrical line, facilities and other equipment on Seller's Facility shall be determined by agreement of the Parties.

13.2 Seller shall reimburse Edison for the cost of acquiring any property rights off Seller's Facility which are required by Edison to meet its obligations to Seller under this Agreement.

13.3 Seller shall grant to Edison, without cost to Edison, and by a mutually acceptable instrument of conveyance, the following:

13.3.1 Rights of way, easements and other property interests necessary to construct, reconstruct, use, maintain, alter, add to, enlarge, repair, replace, inspect and remove at any time, the electric lines, facilities or other equipment, both overhead and underground, which is required by Edison to effect the arrangements contemplated in this Agreement

13.3.2   The rights of ingress and egress at all
reasonable times necessary for Edison to perform any one or more of the activities contemplated in this Agreement.

13.4 The electric lines, facilities, or other equipment referred to in this Section 13 installed by Edison on or off Seller's Facility shall be and remain the property of Edison.

13.5 Edison shall have no obligation to Seller for any delay or cancellation due to inability to acquire a satisfactory right of way.

14.   TAXES

14.1 Ad valorem taxes and other taxes properly attributed to the Seller's Facility shall be paid by Seller.
If such taxes are assessed or levied against Edison, Seller shall pay Edison the amount of such assessment or levy within thirty (30) days of presentation of documentation thereof.

14.2 The Parties shall provide information concerning the Project to any requesting taxing authority.

15.   LIABILITY

15.1   Each Party (First Party) releases the other Party
(Second Party), its directors, officers, employees and agents from any loss, damage, claim, cost, charge, or expense of any kind or nature (including any direct, indirect or consequential loss, damage claim, cost, charge, or expense) including attorney's fees and other cost of litigation incurred by the First Party in connection with damage to property of the First Party caused by or arising out of the Second Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of Second Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to Second Party.

15.2 Each Party shall indemnify and hold harmless, the, other Party, its directors, officers, and employees or Agents from and against any loss, damage, claim, cost, charge, (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorney's fees and other costs of litigation incurred by the other Party in connection with the injury to or death of any person or damage to property of a third party arising out of the indemnifying Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use, or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of the indemnifying
Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to the indemnifying Party; provided, however, that each Party shall be solely responsible for and shall bear all cost of claims brought by its contractors or its own employees and shall indemnify and hold harmless the other Party for any such costs including costs arising out of any workers compensation law.

15.3 The provisions of this Section 15 shall not be construed so as to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

15.4   Neither Party shall be indemnified under this
Section 15 for its liability or loss resulting from sole negligence or willful misconduct.

16.   INSURANCE

16.1   During the term of this Agreement, Seller shall
obtain and maintain in force as hereinafter
provided comprehensive general liability insurance,
including contractual liability coverage, with a
combined single limit of not less than
$1,000,000 each occurrence for Generating
Facilities 100 kW or greater; (ii) not less than
$500,000 for each occurrence for Generating
Facilities between 20 kW and 100 kw; and (iii) not
less than $100,000 for each occurrence for
Generating Facilities less than 20 kW.   The
insurance carrier or carriers and form of policy shall be subject to review and approval by Edison.

16.2 Prior to the date Seller's Generating Facility is first operated in parallel with Edison's electric system, Seller shall (i) furnish certificate of insurance to Edison, which certificate shall provide that such insurance shall not be terminated nor expire except on thirty (30) days prior written notice to Edison, (ii) maintain such insurance in effect for so long as Seller's Generating Facility is operated in parallel with Edison's electric system, and
(iii) furnish to Edison an additional insured endorsement with respect to such insurance in substantially the following form:

"In consideration of the premium charged, Southern California
Edison Company ('Edison") is named as additional insured with respect to all liabilities arising out of Seller's use and ownership of Seller's Generating Facility."

"The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured and the coverages afforded by this policy will apply as though separate policies had been issued to each insured. The inclusion of more than one insured will not, however, operate to increase the limit of the carrier's liability. Edison will not, by reason of its inclusion under this policy, incur liability to the insurance carrier for payment of premium for this policy."

"Any other insurance carried by Edison which may be applicable shall be deemed excess insurance and Seller's insurance primary for all purposes despite any conflicting provisions in Seller's policy to the contrary."

If the requirement of Section 16.2 (iii) prevents
Seller from obtaining the insurance required in
Section 16.1, then upon written notification by Seller to Edison, Section 16.2 (iii) shall be waived.

16.3 The requirements of this Section 16.1 shall not apply to a Seller who is a self-insured.

governmental agency with an established self-insurance.

16.4   If Seller fails to comply with the provisions of this
Section 16, Seller shall, at its own cost, defend, indemnify, and hold harmless Edison, its directors, officers, employees, agents, assigns, and successors in interest from and against any and all loss, damage, claim, cost, charge, or expense of any kind of nature (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense, including attorney's fees and other costs of litigation) resulting from the death or injury to any person or damage to any property, including the personnel and property of Edison, to the extent that Edison would have been protected had Seller complied with all of the provisions of this Section 18.

17.   UNCONTROLLABLE FORCES

17.1 Neither Party shall be considered to be in default in the performance of any of the provisions contained in this Agreement, except for obligations to pay money, when and to the extent failure of performance shall be caused by an Uncontrollable Force.

17.2 If either Party because of an Uncontrollable Force is rendered wholly or partly unable to perform its obligations under this Agreement, the Party shall be excused from whatever performance is affected by the Uncontrollable Force to the extent so affected provided that:

(1) the nonperforming Party, within two weeks after the occurrence of the Uncontrollable Force, gives the other Party written notice describing the particulars of the occurrence,

(2)  the suspension of performance is of no
     greater scope and of no longer duration than is required by-the Uncontrollable Force,

(3) the nonperforming Party uses its best efforts to remedy its inability to perform (this subsection shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest.
     It is understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the Party having, the difficulty),

(4) when the nonperforming Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect, and

(5) capacity payments during such periods of Uncontrollable Force on Seller's part shall be governed by Appendix B.2, Section 8.3.

17.3 In the event that either Party's ability to perform cannot be corrected when the Uncontrollable Force is caused by the actions or inactions of legislative, judicial or regulatory agencies, or other proper authority, this Agreement may be amended to comply with the legal or regulatory change which caused the nonperformance.
If a loss of Qualifying Facility status occurs due to an Uncontrollable Force and Seller fails to make the changes necessary to maintain its Qualifying
Facility status, the Seller shall compensate Edison for any economic detriment incurred by Edison as a result of such failure.

18.   NOTICES

Except as otherwise specifically provided herein, any notice from one Party to the other, shall be given in, writing and shall be deemed to be given as of the date the same is enclosed in a sealed envelope, addressed to the other by certified first class mail, postage prepaid, and deposited in the United States Mail. For the purposes of this Section 18, such notices shall be mailed to the following respective addresses or to such others as may be hereafter designated by either Party:

Southern California Edison Company
Post Office Box 800
Rosemead, California 91770
Attention: Secretary

Tenneco Oil Company
P.O. Box 9909
Bakersfield, CA 93389
Attention: Division Production Engineer

19.   NONDEDICATION OF FACILITIES

Neither Party, by this Agreement, dedicates any part of its facilities involved in this Project to the public or to the service provided under this Agreement, and such service shall cease upon termination of this Agreement.

20.   PREVIOUS COMMUNICATIONS

This Agreement contains the entire agreement and understanding between the Parties, their agents and employees as to the subject matter of this Agreement, and merges and supersedes all prior agreements, commitments, representations and discussions between the Parties. No Party shall be bound to any other obligations, conditions, or representations with respect to the subject matter of this Agreement.

21.   Nonwaiver

None of the provisions of this Agreement shall be considered waived by either Party except when such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

22.   SUCCESSORS & ASSIGNS

Neither Party shall voluntarily assign its rights nor delegate its duties under this Agreement, or any part of such rights or duties, without the written consent of the other Party, except in connection with the sale or merger of a substantial portion of its properties. Any such assignment or delegation made without such written consent shall be null and void. Consent for assignment shall not be withheld unreasonably. Such assignment shall include, unless otherwise specified therein, all of Seller's rights to any refunds which might become due under this Agreement.

23.   EFFECT OF SECTION HEADINGS

Section headings appearing in this Agreement are intended for convenience only, and shall not be construed as interpretations of text.

24.   GOVERNING LAW

This agreement shall be interpreted, governed and construed under the laws of the State of California or the United States as applicable as if executed and to be performed wholly within the State of California.

PART II: INTERCONNECTION FACILITIES

1.   INTERCONNECTION FACILITIES DESIGN

1.1 The Interconnection Facilities shall be designed, installed, operated and maintained at Seller's expense pursuant to the appendix indicated in Section 2, Part II.
The design, installation, operation and maintenance of the Interconnection Facilities shall be in accordance with the terms and conditions of the elected appendix and Edison's
Tariff Rule No. 21.

1.2 The cost for the Interconnection Facilities set forth in the appendices specified in Section 2.3,
Part II are estimates only for Seller's information and will be adjusted to reflect recorded costs after installation is complete; except thatl upon Seller's written request to Edison, Edison shall provide a binding estimate which shall be the basis for the Interconnection Facilities cost in the Interconnection
Facilities Agreement executed by the Parties.

1.3 Seller, at no cost to Edison, shall acquire all permits and approvals, and complete or have completed all environmental impact studies necessary for the construction, operation, and maintenance of the Interconnection Facilities.

2.   OWNERSHIP AND OPERATION OF INTERCONNECTION FACILITIES

2.1 Seller shall not commence parallel operation of the Generating Facility until written approval for operation of the Interconnection Facility has been given by Edison. The Seller shall notify Edison at least forty-five days prior to the initial energizing of the Point of Interconnection. Edison shall have the right to inspect the Interconnection Facilities within 30 days of receipt of such notice. If the facilities do not pass Edison's inspection, Edison shall provide in writing the reasons for this failure within five days of the inspection.

2.2   Edison shall own, operate and maintain the Interconnection
Facility as provided below.


2.3   Seller elects (check appropriate Appendix):

  ( )   Appendix A.1 - Interconnection Facilities -

Added Facilities Basis (Edison designs, purchases, constructs, owns, operates and maintains Interconnection
Facilities. The Interconnection Facilities costs will then be charged to Seller on an added facilities basis pursuant to Tariff Rule No. 2.H.)

   (x)   Appendix A.2 - Interconnection Facilities -

Capital Contribution Basis (Seller provides capital prior to construction. Edison designs, purchases and constructs the Interconnection Facilities. Seller pays maintenance and operation Fees to Edison.)

   ( )   Appendix A.3 - Interconnection Facilities -

Seller Owned and Operated Facility (Seller designs, purchases, constructs, owns, operates and maintains
Interconnection Facilities and assumes additional and full responsibility therefore.)

2.4 The nature of the Interconnection Facilities and the Point of Interconnection shall be set forth either by equipment lists or appropriate one-line diagrams and shall be attached to the appropriate appendix specified in Section 2.3, Part II.

PART III: PURCHASE AND PAYMENT PROVISIONS

1.  POWER PURCHASE AND SALE

1.1 Seller hereby agrees to sell to Edison and Edison hereby agrees to Purchase from Seller at the Point of Interconnection, the Energy delivered by Seller to Edison hereunder.

1.1.1 Seller shall begin delivery of Energy on or before the expected date of Firm Operation. Such
Energy shall be paid for by Edison pursuant to the terms and conditions of this Agreement and its Appendices.

1.1.2   If at any time Energy can be physically
delivered to Edison and Seller is contesting the claimed jurisdiction of any entity which has not issued a license or other approval for the Project, Seller at its sole discretion and risk shall have the right to deliver said Energy to Edison and shall receive payment from Edison for said Energy only, pursuant to payment provisions in this Part III.
However, unless and until all required licenses an approvals have been obtained, Seller may discontinue deliveries at any time.

1.2 Seller shall sell to Edison and Edison shall purchase from Seller an amount of Contract Capacity as specified under Section 2.1, Part I or such Contract
Capacity as adjusted pursuant to Section 1.2.2 below.

1.2.1 Such Contract Capacity shall be paid for by Edison pursuant to the terms and conditions of this Agreement and its Appendices.

1.2.2   Seller shall demonstrate the ability to provide
Edison the specified Contract Capacity within 30 days of the date of Firm Operation in a manner pursuant to Sections 11.2.2 and 11.2.3, Part I. If Seller fails to provide the Contract Capacity, the Contract Capacity shall be reduced pursuant to a written agreement of the Parties.

1.3   Adjustment to Contract Capacity

1.3.1 Seller may increase the Contract Capacity with the approval of Edison and receive payment for the additional capacity thereafter in accordance with the Contract Capacity Price for the remaining Contract Term.

1.3.2 Seller may reduce the Contract Capacity at any time by giving notice thereof to Edison. Edison may reduce the Contract Capacity as a result of appropriate tests, studies, or prior performance. The amount by which the Contract Capacity is reduced shall be deemed a reduction in Contract Capacity under Section 5, Part 1.

1.3.3. Either partly may request, the other party to agree in writing to a new Contract Capacity whenever it appears that it has changed for any reason.

2.   PROCEDURE FOR MONTHLY PAYMENT

2.1 Edison shall mail to Seller not later than 30 days after the end of each monthly billing period (1) a statement showing the Energy and Contract Capacity delivered to Edison during the on-peak, mid-peak, and off-peak periods, as those periods are specified in Edison's Tariff Schedule No. TOU-8 for that monthly billing period, (2) Edison's computation of the amount due Seller, and (3) Edison's check in payment of said amount.

2.2 If the monthly payment period involves portions of two different published Energy payment schedule periods the monthly Energy payment shall be prorated on the basis of the percentage of days at each price.

2.3 If within 30 days of receipt of the statement Seller does not make a report in writing to Edison of an error, Seller shall be deemed to have waived any error in Edison's statement computation, and payment, and they shall be considered correct and complete.

PART IV: GENERAL AGREEMENT

1.   AGREEMENT AND SIGNATURE

1.1 The Parties agree to the provisions provided in this Agreement and corresponding Appendices referenced herein.


1.2 This Agreement is executed in two counterparts, each of which shall be deemed an original. The signatories hereto represent that they have been appropriately authorized to enter into this Agreement on behalf of the Party for whom they sign. This Agreement is hereby executed as of this 20th day of December, 1985.

SOUTHERN CALIFORNIA EDISON COMPANY

By s/s Edward A. Meyers Jr.
EDWARD A. MYERS, Jr.  Vice President
TENNECO OIL CO

By      s/s Robert T. Bogan
Name Robert T. Bogan
Title Vice Pres. & Div. Gen'l Manager

                   TENNECO OIL COMPANY - PHASE II
               SCE STANDARD FIRM POWER PURCHASE AGREEMENT

                             APPENDIX A.1
          INTERCONNECTION FACILITIES - ADDED FACILIITES BASIS


A.1.1 Seller acknowledges that Seller has read Edison's Tariff Rule No. 21 and the QFMP and understands Seller's obligations and the consequences, as set forth in the QFMP and Part 1,
Section 6 of the Power Purchase Agreement, for failure to satisfy any of the milestones in the QFMP.

A.1.2 In the event Seller loses its priority for existing available Edison line capacity, Seller shall, pursuant to Edison's Tariff Rule No. 21, be obligated to pay any additional cost for upgrades or additions necessary to accommodate Seller's deliveries. In such event, Edison and Seller shall amend this Agreement to reflect the conditions resulting from the change in priority.

A.1.3 Edison shall design, purchase, construct, own, operate and maintain all Interconnection Facilities at Seller's expense. The cost of the removable facilities portion of the Interconnection Facilities and the operation and maintenance thereof shall be paid by Seller on an added facilities basis pursuant to the attached Application and Contract for Interconnection Facilities.

Page A.1 1 of 2

A.1.4 Seller shall pay to Edison the total estimated cost for the nonremovable facilities portion of the Interconnection Facilities prior to the start of construction of the Interconnection Facilities. The costs of operation and maintenance shall be paid by Seller pursuant to the attached Application and Contract for Interconnection Facilities.

A.1.5 To the extent that Edison deems it necessary to effect the arrangements contemplated by this Agreement, Edison may, from time to time, design, install, operate, maintain, modify, replace, repair or remove any or all of the Interconnection Facilities. Any additions, modifications or replacement of equipment shall be treated as Interconnection Facilities. The cost of any addition, modification or replacement shall be added to the Interconnection Facilities contract by amendment. Equipment and/or Protective Apparatus which, in the opinion of Edison, is no longer required, shall be deleted from the Interconnection Facilities Contract.


Page A.1 2 of 2



                      Attachment to Appendix A.1


                     TENNECO OIL COMPANY - PHASE II
               SCE STANDARD FIRM POWER PURCHASE AGREEMENT

        APPLICATION AND CONTRACT FOR INTERCONNECTION FACILITIES

                     PLUS OPERATION AND MAINTENANCE


     The undersigned Seller hereby requests the Southern California Edison Company (Edison) to provide the facilities described on the last page hereof which are by this reference incorporated herein and are hereinafter called "Interconnection Facilities." Interconnection Facilities as defined and used herein are a group of Added Facilities (see Rule No. 2.H). which have been designated as Interconnection Facilities, to accommodate negotiation and preparation of contracts for parallel generation projects. Furthermore, for purposes of the cost allocations as provided in this agreement, such Interconnection Facilities shall be classified as either "Removable Facilities" or "Non-Removable Facilities" as described on the last page of this agreement. Interconnection Facilities, as are Added Facilities, shall be provided in accordance with the applicable Tariff Schedules of Edison. Such Interconnection Facilities shall be owned, operated and maintained by Edison.

     In consideration of Edison's acceptance of this application, Seller hereby agrees to the following:

  1. Seller shall pay a monthly charge for the removable facilities portion of the Interconnection Facilities in the amount of 1.7% of the added investment as determined by Edison and as entered by Edison on the last page hereof. The monthly charge shall be adjusted periodically in accordance with the prorata operation and maintenance charges for added facilities pursuant to Rule No. 2.H.2.C. The monthly charge may be based upon estimated costs of the removable facilities portion of the Interconnection Facilities and when the recorded book cost of the removable facilities portion of the Interconnection Facilities has been determined by Edison, the charges shall be adjusted retroactively to the date when service is first rendered by means of such Interconnection Facilities. Additional charges resulting from such adjustment shall, unless otherwise mutually agreed, be payable within thirty (30) days from the date of presentation of a bill therefor. Any credits resulting from such adjustment shall, unless otherwise mutually agreed, be refunded within thirty (30) days following demand of Seller.

  2. Seller shall pay to Edison, prior to the start of construction of the Interconnection Facilities, the total estimated costs for the nonremovable facilities portion of the Interconnection Facility as determined by Edison. The estimated costs for the Interconnection Facilities, as entered on the last page hereof, shall be determined by Edison. In the event Seller abandons its plans for installation of such Interconnection Facility, for any reason whatsoever, including failure to obtain any required permits, Seller shall reimburse Edison upon receipt of supporting documentation for any and all expenses incurred by Edison pursuant to this agreement within thirty
(30) days after presentation of a bill.

  3. Seller shall pay a monthly operation and maintenance charge for the nonremovable facilities portion of the Interconnection Facilities' operation and maintenance in the amount of 0.9% of the added investment as determined by Edison and as entered by Edison on the last page hereof. The monthly charge shall be adjusted periodically in accordance with the pro-rata operation and maintenance charges for added facilities pursuant to Rule No. 2.H.2.b. The monthly charge may be based upon estimated costs of the nonremovable facilities portion of the Interconnection Facilities and when the recorded book cost of the nonremovable facilities portion of the Interconnection Facilities has been determined by Edison, the charges shall be adjusted retroactively to the date when such Interconnection Facilities are available for use. Additional charges resulting from such adjustment shall, unless other terms are mutually agreed upon, be payable within thirty (30) days from the date of presentation of a bill therefor. Any credits resulting from such adjustment shall, unless otherwise mutually agreed, be refunded within thirty (30) days following demand of Seller.

  4. Whenever a change is made in the removable facilities portion of the Interconnection Facilities which results in changes in the added investment, the monthly charge shall be adjusted on the basis of the revised added investment. The description of the Interconnection Facilities shall be amended by Edison to reflect any changes in equipment, installation and removal cost, amount of added investment, and monthly charge resulting from any such change in the removable facilities portion of the Interconnection Facilities or adjustment as aforesaid.

  5. Whenever a change is made in the nonremovable facilities portion of the Interconnection Facilities which results in changes in the added equipment investment, the cost of such change shall be payable by Seller within sixty (60) days from the date of presentation of a bill therefore. The description of the Interconnection Facilities shall be amended by Edison to reflect any changes in equipment, installation and removal cost, and amount of added investment. If required, the monthly charge resulting from any such change in the nonremovable facilities portion of the Interconnection Facilities shall be adjusted on the basis of the revised added investment.

  6. All monthly charges payable hereunder shall commence upon the date when said Interconnection Facilities are available for use and shall first be payable fifteen (15) days after Edison submits the first bill therefore and shall continue until the abandonment of such Interconnection Facilities by Seller, subject to the provisions of Paragraphs 2. And 7. hereof.

  7. If the interconnection Facilities are abandoned by termination of service or otherwise, prior to five (5) years from the date Seller's Generating Facility is operational, Seller shall pay to Edison estimated cost of equipment and installation plus the cost of removing the removable facilities portion of the Interconnection Facilities less the estimated salvage value, within thirty (30) days after presentation of a bill therefor. Alternatively, Seller may pay to Edison, as a single payment, the sum of the monthly charges from paragraphs 1, 3, 4 and 5 hereof for the period beginning on the date on which said facilities are to be removed and ending on a date five (5) years from the date on which monthly charges commenced pursuant to provisions of paragraphs 4 and 5 hereof. Such alternative payment shall be made not later than thirty (30) days prior to the date on which Edison is to remove the Interconnection Facilities. If the Interconnection Facilities have been only partially constructed prior to such abandonment, Seller agrees to pay to Edison the amount expended by Edison (not exceeding the estimated installation and removal cost) for installing and removing the partially constructed Interconnection Facilities within thirty (30) days after presentation of a bill therefor. If the Interconnection Facilities are abandoned solely by Edison at any time prior to or within the five (5) year term of this agreement, as of the date of abandonment, Seller's obligation to pay Interconnection Facilities charges, pursuant to paragraph 1, shall terminate and Seller shall not have any obligation to pay the charges described in this paragraph 7.

  8. Seller shall provide evidence, to Edison's satisfaction, of Seller's ability to perform its obligations pursuant to Paragraph 7 above, within ninety (90) days after Edison has provided Seller with Edison's cost for the Interconnection Facilities and the estimated removal costs of Interconnection Facilities. Seller shall provide to Edison said evidence by means of a performance bond or other evidence as agreed to by both Parties.

  9. Seller agrees to utilize said Interconnection Facilities in accordance with good operating practice and to reimburse Edison for damage to said Facilities occasioned or caused by the Seller or any of his agents, employees or licensees. Failure so to exercise due diligence in the utilization of said Interconnection Facilities shall give Edison the right to terminate this contract, to remove said facilities and to demand immediate reimbursement for the equipment installation and removal costs, less the estimated salvage value if the facilities are removed within five (5) years from the date of this contract.

  10. Edison's performance under this Contract is subject to the availability of materials required to provide the Interconnection Facilities provided for herein and to all applicable Tariff Schedules of Edison.

  11. The parties also understand and agree that due to equipment acquisition lead time and construction time requirements, Edison requires a minimum of 6 months from the time of authorization to construct the aforementioned Interconnection Facility and place it in operation. Edison shall have no obligation to Seller with regard to any target date established by Seller which is less than eighteen (18) months from the date this application is executed. However, Edison shall exercise its best effort to meet Seller's projected operational date.

  12.  (If applicable)  This Contract for Interconnection
Facilities supplements the appropriate application and contract(s) for electric service presently in effect between Seller and Edison.

  13. This Contract shall to the extent provided by law at all times be subject to such changes or modifications by the Public
Utilities Commission of the State of California as said
Commission may, from time to time, direct in the exercise of its jurisdiction.



                                SELLER:  Tenneco Oil Company


WITNESS:  _______________       BY:  _______________________
                                     Robert T. Bogan
                                     Vice President and
                                     Division General Manager



Approved and Accepted for
SOUTHERN CALIFORNIA EDISON COMPANY



By _______________________
   Glenn J. Bjorklund
   Vice President


DATED:  July 29, 1987

                    TENNECO OIL COMPANY - PHASE II
               SCE STANDARD FIRM POWER PURCHASE AGREEMENT

SERVICE
ADDRESS:   25121 North Sierra Highway, Newhall, CA

DATE APPLICANT DESIRES INTERCONNECTION FACILITIES
AVAILABLE:  June 1, 1990


DATE APPLICANT WILL BEGIN CONSTRUCTION OF THE GENERATING
FACILITY:   October 1, 1989 (Last possible date for start of
            Construction)

DESCRIPTION OF INTERCONNECTION FACILITIES:

   12 kV time-of-use metering for power provided by Edison
   12 kV time-of-purchase metering for power sold to Edison
   12 kV time-of-purchase metering for application to stand-by
   Telemetering


REMOVABLE FACILITIES PORTION OF THE INTERCONNECTION FACILITIES

   TOTAL COST OF INTERCONNECTION             Estimated $14,200
   FACILITIES *

   ADDED INVESTMENT*:                        Estimated $14,200

   INSTALLATION AND REMOVAL COST*:           Estimated $7,600

   ONE-TIME CHARGE:                          Estimated $  0

NON-REMOVABLE FACILITIES PORTION OF THE INTERCONNECTION
FACILITIES

   Seller shall provide all non-removable facilities




* Cost estimates are for information purposes only and are not binding unless provided in writing by Edison pursuant to a written request by Seller.

** The 41.6 MW Cogeneration project will consist of Phase I and
   Phase II, approximately 20.8 MW each.

                     SCE STANDARD AGREEMENT
                       FIRM POWER PURCHASE

                          APPENDIX A.3


INTERCONNECTION FACILITIES - SELLER OWNED AND OPERATED FACILITY

A.3.1 Seller acknowledges that Seller has read Edison's Tariff Rule No. 21 and the QFMP and understands Seller's obligation and the consequences, as set forth in the QFMP and Part 1, Section 25 herein, for failure to satisfy any of the milestones in the QFMP.

A.3.2 In the event Seller loses its priority under Section 25.4 for existing available Edison line capacity, Seller shall, pursuant to Edison's Tariff Rule No. 21, be obligated to pay any additional cost for upgrades or additions necessary to accommodate Seller's deliveries. In such event, Edison and Seller shall amend this Agreement to reflect the conditions resulting from the change in priority.

A.3.3 Seller shall design, purchase, construct, operate and maintain Seller owned Interconnection Facilities at its sole expense. Edison shall have the right to review the design as to the adequacy of the Protective Apparatus provided. Any additions or modifications required by Edison shall be incorporated by Seller.

A.3.4 Notwithstanding the provisions of Section 16, Seller, having elected to own, operate, and maintain the Interconnection Facilities, shall accept all liability and release Edison from and indemnify Edison against any liability for faults or damage to Seller's

Page A.3-1

Interconnection Facility, the Edison electric system and the public as a result of the operation of Seller's project.

A.3.5 Edison shall have the right to observe the construction of the Interconnection Facilities, and inspect said facilities after construction is completed at the Seller's expense.

A.3.6 Facilities which are deemed necessary by Edison for the proper and safe operation of the Interconnection Facilities and which Seller desires Edison to own and operate at Seller's expense shall be provided as appendant facilities. Edison shall own, operate and maintain any necessary appendant facilities which may be installed in connection with the Interconnection Facilities at Seller's expense. Edison may, as it deems necessary, modify the aforementioned facilities at Seller's expense.

A.3.7  For the appendant facilities, Seller elects (check on):
__X___ Option I: Edison shall install, own, operate and maintain the appendant facilities and Seller shall pay to Edison the total estimated cost for the appendant facilities prior to the start of construction of the appendant facilities.

______ Option II: Seller shall install at Seller's expense its portion of the appendant facilities in accordance with Rule 21.
Within 30 days after

Page A.3-2


installation is complete, Seller shall transfer ownership of the appendant facilities to Edison in a manner acceptable to Edison.

A.3.8 Maintenance of facilities referred to in Section A.3.6 shall be paid by Seller pursuant to the attached Application and Contract for Interconnection Facilities Plus Operation and
Maintenance ("Contract").

A.3.9 To the extent that Edison deems it necessary to effect the arrangements contemplated by this Agreement, Edison may, from time to time, request the Seller to design, install, operate, maintain, modify, replace, repair or remove any or all of the Interconnection Facility. Such equipment and/or Protective Apparatus shall be treated as Interconnection Facilities and added to the Interconnection Facilities Contract by amendment pursuant to Section A.3.6.

A.3.10 Edison shall have the right to review any changes in the design of the Interconnection Facilities and recommend modification(s) to the design as it deems necessary for proper and safe operation of the Project when in parallel with the Edison electric system. The Seller shall be notified of the results of such review by Edison, in writing, within 30 days of the receipt of all specifications related to the proposed design changes. Any flaws perceived by Edison in the proposed design changes, shall be described in the written notice.

Page A.3-3



Attachment to Appendix A.3

      APPLICATION AND CONTRACT FOR INTERCONNECTION FACILITIES
                  PLUS OPERATION AND MAINTENANCE

The undersigned Seller hereby requests the Southern California Edison Company (Edison) to provide the appendant facilities described on the last page hereof and by this reference herein incorporated, hereinafter called "Interconnection Facilities." Interconnection Facilities as defined and used herein are a group of Added Facilities which have been designated as Interconnection Facilities, to accommodate negotiation and preparation of contracts for parallel generation projects. Interconnection Facilities, as are Added Facilities, shall be provided in accordance with the Applicable Tariff Schedules of Edison. Such Interconnection Facilities are to be owned, operated and maintained by Edison.

In consideration of Edison's acceptance of this Contract, Seller hereby agrees to the following:

1. If Seller elects Option I in Section A.3.7, Seller shall pay to Edison, prior to the start of construction of the Interconnection Facilities, the total estimated costs for the Interconnection Facility as determined by Edison and entered on the last page hereof. In the event Seller abandons its plans for installation of such Interconnection Facility, for any reason whatsoever, including failure to obtain any required permits, Seller shall reimburse Edison upon receipt of supporting documentation for any and all expenses incurred by Edison pursuant to this Contract within thirty (30) days after presentation of a bill. In the event Seller has prepaid the total estimated costs for the Interconnection Facility as provided herein, prior to abandonment, Edison will account to Seller for monies expended to the date of the abandonment of the plans for installation within 30 days after Notice of Abandonment has been served on Edison.

2. If Seller elects Option II in Section A.3.7, Edison shall have the right to observe the construction of the Interconnection Facilities and inspect and test said facilities after construction is completed at the Seller's expense.

3. The parties also understand and agree that due to equipment acquisition lead time and construction time requirements, Edison requires a minimum of twenty-four (24) months from the time of authorization to construct the aforementioned Interconnection Facility and place it in operation. Edison shall have no obligation to Seller with regard to any target date established by Seller which is less than twenty-four (24) months from the date this Contract is executed. However, Edison shall exercise its best efforts to meet Seller's projected operational date.

4.  Seller shall pay a monthly charge for the Interconnection
Facilities' operation and maintenance in the amount of 0.9% of the added equipment investment as determined by

Edison and as entered by Edison on the last page hereof. The monthly charge shall be adjusted periodically in accordance with the pro-rata operation and maintenance charges for added facilities pursuant to Rule No. 2.H. The monthly charge may be based upon estimated costs of the Interconnection Facilities and when the recorded book cost of the Interconnection Facilities has been determined by Edison, the charges shall be adjusted retroactively to the date when service is first rendered by means of such Interconnection Facilities. Upon request by Seller, Edison will supply documentation of any periodic adjustments to the monthly charge. Additional charges resulting from such adjustment shall, unless other terms are mutually agreed upon, be payable within thirty (30) days from the date of presentation of a bill therefor. Any credits resulting from such adjustment will, unless other terms are mutually agreed upon, be refunded upon demand of Seller.

5. Whenever a change is made in the Interconnection Facilities which results in changes in the added equipment investment, the monthly charge will be adjusted on the basis of the revised added equipment investment. The cost of such change shall be payable by Seller within sixty (60) days from the date of presentation of a bill thereof. The description of the Interconnection Facilities will be amended by Edison and initialed by

Seller on the last page hereof to reflect any changes in equipment, installation and removal cost, amount of added equipment investment, and monthly charge resulting from any such change in the Interconnection Facilities or adjustment as aforesaid. However, the charge for the change in the Interconnection Facilities shall be payable by Seller not withstanding Seller's failure to initial the Amendment as provided herein.

6. The monthly charges payable hereunder shall commence upon the date when said Interconnection Facilities are available for use but not before service is first established and rendered through Edison's normal facilities and shall first be payable within 30 days when Edison shall submit the first energy bill after such date and shall continue until the abandonment of such Interconnection Facilities by Seller, subject to the provisions of Paragraphs 5. and 6. hereof.

7. Seller agrees to utilize said Interconnection Facilities in accordance with good operating practice and to reimburse Edison for damage to said Facilities occasioned or caused by the Seller or any of his agents, employees or licensees. Failure so to exercise due diligence in the utilization of said Interconnection Facilities upon written notice of same to Seller, will give Edison the right to terminate this Contract.

8. Edison's performance under this Contract is subject to the availability of materials required to provide the Interconnection Facilities provided for herein and to all applicable Tariff Schedules of Edison.

9. This Application and contract for Interconnection Facilities supplements the appropriate application and contract(s) for electric service presently in effect between Seller and Edison.

10. This Contract shall at all times be subject to such changes or modifications by the Public Utilities Commission of the State of California as said Commission may, from time to time, direct in the exercise of its jurisdiction.



DATED: 8/25/1986          SELLER:  TENNECO OIL COMPANY


WITNESS:                      By:  Robert T. Bogan

                              Mail (Address)




                              Approved and Accepted for
                              SOUTHERN CALIFORNIA EDISON COMPANY



                               By:  Glenn J. Bjorklund
                                    Vice President

SELLER:   Tenneco Oil Company

SERVICE ADDRESS:  25121 North Sierra Highway, Newhall, CA

DATE APPLICANT DESIRES INTERCONNECTION FACILITIES
AVAILABLE:  July 1, 1988 (Phase I) June 1, 1990 (Phase II)

DATE APPLICANT WILL BEGIN CONSTRUCTION OF THE GENERATING
FACILITY:  July 1, 1986 (Phase I) October 1, 1989 (Phase II)

DESCRIPTION OF INTERCONNECTION FACILITIES:  (Phase I and II)
(See attached single line electrical schematic)(not included in EDGAR filing)

   5.6 miles of new 66 kv line on wood poles
   66/12 kv Substation for 41.6 MW cogeneration**
   Telecommunication
   Metering and telemetering equipment
   Modifications of Saugus and Newhall Substations

SELLER SHALL FURNISH:

    All non-removable facilities
    2-22.4 MVA Transformers
    1-Low-Side circuit breaker

Payment shall be made according to the following schedule:

    15%  When Interconnect is signed
    35%  First quarter 1987
    50%  First quarter 1988

TOTAL COST OF INTERCONNECTION FACILITIES*:  ESTIMATED $2,421,600

ADDED INVESTMENT*:  ESTIMATED $2,402,600

ADDED INVESTMENT:   RECORDED BOOK COST $----

ESTIMATED INSTALLATION AND REMOVAL COST*:  $1,924,400

ONE-TIME CHARGE:   $19,000

DATE SERVICE FIRST RENDERED BY MEANS OF THE INTERCONNECTION
FACILITIES:

** Such 41.6 MW cogeneration project will be in Phases - Phase I and Phase II, approximately 20.8 MW facility each.

* Cost estimates are for information purposes only and are not binding unless provided in writing by Edison pursuant to a written request by Seller.

Page 6 of 6  Attachment to Appendix A.3







                         NEWHALL PHASE II

                           APPENDIX B.1
                    ENERGY PURCHASE PROVISION

1.	Seller shall receive a monthly payment for Energy purchased
by Edison based on Edison's full avoided operating costs approved by the Commission throughout the Contract Term and updated periodically with Commission approval. Data used to derive Edison's full avoided costs will be made available to the Seller to the extent specified by Seller upon request.

Seller's monthly Energy payment shall be the sum of payments for Energy purchased during the on-peak, mid-peak and off-peak periods as those periods are defined in Edison Tariff Schedule No. TOU-8.

Payment shall be calculated as follows:

MONTHLY ENERGY PAYMENT = On-Peak Period Energy Payment
                       + Mid-Peak Period Energy Payment
                       + Off-Peak Period Energy Payment

Where:

PERIOD ENERGY PAYMENT = (Avoided Operating Cost per kwh by Period)
                      x (Period kwh Delivered by Seller and
                        Purchased by Edison)
                      x (Energy Loss Adjustment Factor).

2. Edison shall not be obligated to accept or pay for and may request Seller whose Generating Facility is 1 MW or greater to discontinue or reduce delivery of Energy during periods when purchases under this Agreement would result in costs greater than those which Edison would incur if it did not purchase Energy from Seller but instead generated from another source an equivalent amount of energy. When possible, Edison shall make a reasonable effort to sell excess energy before requesting Seller to discontinue or reduce Energy delivery. Also when possible, Edison shall give Seller reasonable notice of the possibility that Seller may be requested to discontinue or reduce Energy delivery pursuant to this Section.

3. When the Edison Electric System demand would require that hydro-energy be spilled to reduce generation, Seller will be paid a hydro savings payment for Energy delivered. When Edison anticipates such periods, Edison shall notify Seller that a hydro savings payment period is possible. The payment will be calculated when a hydro spill condition occurs, and shall be determined as follows:

HYDRO SAVINGS PAYMENTS =

(Projected kwh from Qualifying)   _ (Required Hydro kwh Spill to)
(Facilities per Period        )     (Reduce Generation per Period)/

    (Projected kwh from Qualifying Facilities per Period)

        x (Period Energy Payment).







Note: If the result of the Hydro Savings Payment calculation is less than or equal to zero, no Hydro Savings Payment shall be made to Seller.

Document No. 3099H




















                    NEWHALL PHASE II

                      APPENDIX B.2
              FIRM POWER PURCHASE PROVISION


CAPACITY PAYMENTS FOR FIRM POWER PURCHASES
1. The power purchase provisions in this Appendix shall become effective on the date of Firm Operation specified in this Agreement.

2. Seller shall be paid for Contract Capacity delivered to Edison on a monthly basis. Payments will be based on the Standard Offer No. 2 Capacity Payment Schedule (Seller to select one of the following)

_X__  in effect at the time of execution of this Agreement or

____ in effect on the date of Firm Operation of the first generating unit.

Capacity payment schedule will be based on Edison's full avoided operating costs as approved by the Commission, throughout the life of this Agreement. Data used to derive Edison's full avoided costs will be made available to the Seller, to the extent specified by Seller, upon request.

3. The Contract Capacity Price of $153/kw-yr shall be used to determine payment in this Agreement.

4.  PAYMENT OPTION

    4.1  Seller has two options for calculation of Contract
Capacity payments.  Such options, herein referred to as Option
No. 1 and No. 2, are described below in this Section. Seller hereby elects:

_____  Option No. 1, Section 5

__X__  Option No. 2, Section 6.

4.2 Seller may change the option for Contract Capacity payment only with Edison's consent.


5.  PAYMENT OPTION 1 - PERFORMANCE BASED ON
AVAILABILITY/DISPATCHABILITY

5.1 Minimum Performance Requirement in Option 1 to receive full capacity payments.

5.1.1 The Generating Facility must be dispatchable to Edison upon request, and meet the following conditions:

i) The Generating Facility must be available during all on-peak hours of each Peak Month except during hours of allowable
Forced Outage (Section 5.1.4).

ii) The Generating Facility must be available for all other hours of the year except during hours of allowable maintenance
(Section 7) and during hours of allowable Forced Outage (Section
5.1.4).

iii) The Generating Facility must maintain an adequate fuel supply.

5.1.2 Telemetering or other suitable means of communication between the Generating Facility

Page B.2-2

and the Edison dispatch center shall be provided at Seller's expense.

5.1.3 The measure of availability shall be the performance during the hours that the Generating Facility is dispatched, ignoring energy produced over the rated capacity of the Generating Facility.
Dispatching requests can only increase power production, and only up to the Contract Capacity.

5.1.4 The Seller is allowed a 20% Forced Outage rate for the on-peak hours of each Pak Month, a 20% Forced Outage rate for the mid- and off-peak hours of each Peak Month, and a 20% Forced Outage rate for the hours of each non-Peak Month. Except during the Peak Months, Seller may accumulate and apply the 20 percent allowance for Forced Outage for any consecutive three month period.

5.2  Payment Provision in Option 1

5.2.1  When the requirements of Section 5.1 are met, the payment is:



MONTHLY CAPACITY PAYMENT = (Contract Capacity Price)
                         x (1/12)
                         x (Contract Capacity)

5.2.2 When the requirements of Section 5.1 are not met, the monthly payment is:

Page B.2-3

MONTHLY CAPACITY PAYMENT = (Contract Capacity Price)
                         x (Contract Capacity)
                         x (1/12)
                         x (Availability/.8).
                         (cannot be greater than 1)

5.3  Payments in excess of 100% of Contract Capacity Price.

5.3.1  Bonus During Peak Months

For a Peak Month, the Seller will receive a bonus if
  1)  The performance requirements of Section 5.1 have been met; and,
  2)  The on-peak availability exceeds 85%.

5.3.2  Bonus During Non-Peak Months

In a non-Peak Month, the Seller will receive a bonus if
  1)  The performance requirements of Section 5.1 have been met;
  2) The on-peak availability for each of the year's Peak Months was at least 85%; and
  3)  The on-peak availability exceeds 85%.

5.3.3 Bonus Payment

For any eligible month, the bonus payment will be calculated according to the following formula.

MONTHLY BONUS PAYMENT = (1.2 x on-peak availability - 1.02)
                      X (1/12) Contract Capacity Price
                      X Contract Capacity
Page B.2-4

5.3.4 Total monthly capacity payment when a bonus is earned shall be the sum of the monthly capacity payment (Section 5.2.1) and the monthly bonus payment (Section 5.3.3).

6.  PAYMENT OPTION 2 - PERFORMANCE BASED ON CAPACITY FACTOR

Minimum performance Requirement in Option 2 to receive full capacity payments.

6.1.1 The Contract Capacity shall be delivered for all of the on-peak hours as defined in Tariff Schedule No. TOU-8 in each of the Peak Months subject to a 20% allowance for Forced Outages for each month.

6.1.2  There is no minimum performance requirement for the rest of the year.

6.2  Payment Provision in Option 2

The monthly capacity payment shall be calculated as the sum of the on-peak, mid-peak, and off-peak capacity payments. Each capacity period payment is calculated as follows:

Page B.2-5

MONTHLY CAPACITY PERIOD     = (Contract Capacity Price)
  PAYMENT                   x (Conversion to Monthly Payment)
                            x (Contract Capacity)
                            X (Period Performance Factor)

Where:

PERIOD PERFORMANCE FACTOR =

             Period kwh Purchased by Edison*
   0.8 x (Contract Capacity) x (Period Hrs. - Allowable Maintenance Hrs.)

  (The Period Performance Factor cannot exceed 1).

Conversion to Monthly Payments:  The following factors convert
Contract Capacity Price to monthly payments by time period of delivery. These conversion factors will be subject to periodic change as approved by the Commission.

                            SUMMER PERIOD          WINTER PERIOD

       On-peak                 .13125                  .02094
       Mid-peak                .00267                  .01054
       Off-peak                .00000                  .00127

6.3  Payments in excess of 100% of Contract Capacity Price

6.3.1  Bonus During Peak Months

For a Peak Month, the Seller will receive a bonus if
  1)  The Performance Requirements of Section 6.1 have been met; and
  2) The on-peak capacity factor exceeds 85%.




* Only by mutual consent can the kilowatthours used in this Period Performance Factor calculation be delivered to Edison at a rate of delivery greater than the Contract Capacity.

Page B.2-6

6.3.2  Bonus During Non-Peak Months

  1)  The performance requirements of Section 6.1 have been met;
  2) The on-peak capacity factor for each of the year's Peak Months was at least 85%; and
  3)  The on-peak capacity factor exceeds 85%.

6.3.3  Bonus Payment

For any eligible month, the bonus payment is the following:

BONUS PAYMENT = (1.2 x on-peak capacity factor - 1.02)
              X Contract Capacity Price
              X (1/12)
              X Contract Capacity

Where:

ON-PEAK CAPACITY FACTOR =

           On-Peak kwh Purchased by Edison/
   (Contract Capacity) x (Period Hrs. - Allowable Maintenance Hrs.)

6.3.4 The monthly capacity payment when a bonus is earned shall be the sum of the monthly capacity payment (Section 6.2) and the monthly bonus payment
Section 6.3.3).

7.  SCHEDULED MAINTENANCE ALLOWANCES

The allowance for scheduled maintenance is as follows:

7.1  Outage periods for scheduled maintenance shall not exceed
840 hours (35 days) in any 12-month period. This allowance may be used in increments of an hour or longer on a consecutive or nonconsecutive basis.

Page B.2-7


7.2 Seller may accumulate unused maintenance hours on a year-to-year basis up to a maximum of 1,080 hours (45 days). This accrued time must be used consecutively and only for major overhauls.

8.  FAILURE TO MEET MINIMUM PERFORMANCE REQUIREMENTS

8.1 Except when caused by Uncontrollable Forces, if Seller fails to meet the minimum performance requirements as set forth in Sections 5.1 and 6.1. The following shall apply:

8.1.1 Seller may be placed on probation for a period not to exceed 15 months or as otherwise agreed to by the Parties.
During this period, the monthly capacity payment will be based on the level of capacity actually delivered.

8.1.2  If Seller meets or demonstrates to Edison pursuant to
Section 11, Part I that it can meet its minimum requirement during the probationary period, Edison shall reinstate regular capacity payments.

8.1.3 If Seller fails to meet its minimum requirements during the probationary period, Edison may derate the Contract Capacity to the greater of the capacity actually delivered when the minimum requirements were not met, or the capacity at which Seller is reasonably likely to meet the minimum requirements.

Page B.2-8



In either case, the quantity by which the Contract Capacity is reduced shall be considered terminated without prescribed notice as provided in Section 5.5, Part I.

8.2 If Seller is prevented from meeting the minimum performance requirement because of a Forced Outage on the Edison system or a request to cease or curtail delivery under Section 2, Appendix B.1, Edison shall continue capacity payments. Under Option 2, capacity payments will be calculated in the same manner used for scheduled maintenance outages.

8.3 If deliveries are interrupted or reduced because of Uncontrollable Forces, Edison shall continue capacity payments for 90 days form the occurrence of the Uncontrolled Force event. If Seller has chosen Option 2 as a method for capacity payments, payments due during a period of interruption or reduction by reason of an Uncontrolled Force, shall be calculated in the same manner used for scheduled maintenance outages.

8.4 Adjustment for Hydroelectric Facility Hydroelectric facilities which have their Contract Capacity based on the five dry-year average, shall not have their Contract Capacity terminated or derated when their failure to meet minimum performance requirements is due solely to the occurrence of a dry year which is

Page B.2-9


drier than the five dry-year average. During drier-year conditions, the Seller shall be paid for the amount of capacity, if any, actually delivered. Capacity payments shall resume at the Contract Capacity Price when hydro conditions once again reach the level used to determine the capacity ratings.

9.  EXAMPLES OF TERMINATION CALCULATIONS

9.1  Example 1

Termination with Prescribed Notice

Assumptions:

1)  Power delivery starts in January 1985 on a 20-year Contract
Term for a Contract Capacity of 50 MW. Contract Capacity Price is $132/kW-yr.

2)  In January 1987, Seller notifies Edison that the Contract
Capacity will be reduced to 20 MW in January 1990.  The Adjusted
Capacity Price for the capacity being terminated (30 MW) is $93/kW-yr.

3) Federal Reserve Board three months prime commercial paper rate is 1% per month.

4)  Seller is under Option 1 for capacity payment.

5)  Prescribed notice required is 36 months.

Resulting Action:

Capacity Payment Adjustment (Section 5.4.3, Part I)

For a period from January 1987 to January 1990, the capacity price for the 50 MW will be $109/kW-yr, the

Page B.2-10


weighted average of $132 and $93 calculated as follows:

(20/50) x $132 + (30/50) x $93 = $109/kW-yr

Starting January 1990 the Contract Capacity Price will return to
$132/kW-yr but for only 20 MW.

Capacity Overpayment Refund (Section 5.4.2,Part I)

The Seller must also repay to Edison the overpayments made in 1985 and 1986 on the 30 MW portion of the contract which is being terminated, at the rate of $39/kW-yr ($132 - $93).

Since under Option 1, (1/12) of the capacity is paid each month, the overpayment consists of 24 monthly payments made between January 1985 and December 1986, each amounting to:

$39/kW-yr x (1/12) x 30,000 kW = $97,500/month

This annuity of 24 payments has a present value in January 1985 of

$97,500 x     1              = $97,500 x       1
   Capital Recovery Factor                  0.01
                                               1
                                      1 - (1.01) 24
                             = $2,071,230

The value of this annuity (including interest) in January 1987, the amount payable to Edison becomes $2,071,230 x Compound Amount Factor
= $2,071,230 x (1.01)24
              = $2,629,913

Page B.2-11


9.2  Example 2

Termination Without Prescribed Notice

Assumptions:

(1) Power delivery starts in January 1985 on a 20-year Contract Term for a Contract Capacity of 50 MW. Contract Capacity Price is $132/kW-yr.

(2) In January 1987, Seller notified Edison that the Contract Capacity will be reduced to 20 MW in January 1988. The Adjusted Capacity Price for the capacity being terminated (30 MW) is $88/kW-yr.

(3) Federal Reserve Bond three months prime commercial paper rate is 1% per month.

(4)  Seller is under Option 1 for capacity payment.

(5) The capacity price for a Contract Term of seventeen (17) years with a delivery date of 1988 will come from the capacity table in effect at the time of the termination notice. Assume this value is $158/kW-yr.

(6)  Prescribed notice required is 36 months.

Resulting Action:

Capacity Payment Adjustment (Section 5.4.3, Part I)

For period from January 1987 to January 1988, the capacity price for the 50 MW will be $106/kW-yr, the weighted average of $132 and $88 calculated as follows:

Page B.2-12


(20/50) x $132 + (30/50) x $88 = $106/kW-yr

Starting January 1988, the capacity price will return to $132/kW-yr, but for only 20 MW.

Capacity Overpayment Refund (Section 5.4.3, Part I)

The amount of capacity overpayment refund to be made to Edison by Seller is $2,967,082. (For calculation of this payment amount see Capacity Overpayment Refund section of the termination with prescribed notice example, Section 9.1).

Capacity Replacement Cost (Section 5.5.2, Part I)

The Seller must also pay Edison a one time capacity replacement cost of $1,560,000 calculated as follows:

(30,000 kW) ($158 - $132) (2 years) = $1,560,000

Total Repayment to Edison

The total repayment from Seller to Edison will be $4,527,082, which is the sum of the capacity overpayment refund and the capacity replacement cost.


Page B.2-13





                            Revised Cal. P.U.C. Sheet No. 8524-E
                 Cancelling Revised Cal. P.U.C. Sheet No. 8399-E

SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770


                          Schedule No. TOU-8
                        GENERAL SERVICE - LARGE


APPLICABILITY

Applicable to general service, including lighting and power.

This schedule is mandatory for all customers whose monthly maximum demand exceeds 500 kw for any three months during the preceding 12 months, except that customers with demands in excess of 5,000 kw, who otherwise qualify, may elect service under Schedule No. 1-5. Any customer whose monthly maximum demand has fallen below 450 kw for 12 consecutive months may elect to take service on any other applicable schedule.

TERRITORY

Within the entire territory served.

RATES

                                                      Per Meter
                                                      Per Month

Customer Charge:                                       $560.00

Demand Charge (to be added to Customer Charge):

  All   kw of on-peak billing demand, per kw           $5.05
  Plus all kw of mid-peak billing demand, per kw        0.65
  Plus all kw of off-peak billing demand, per kw       No charge

  (Subject to Minimum Demand Charge.
   See Special Condition No. 6.)


Energy Charge (to be added to Demand Charge):

   All   on-peak kwh, per kwh                             8.426 cents
   Plus all mid-peak kwh, per kwh                         7.026 cents
   Plus all off-peak kwh, per kwh                         5.856 cents

   The above rates are subject to the Steel Surcharge Adjustment as set forth in Special Condition No. 13.

Charges for energy are calculated for customer billing using the components shown below.





Advice Letter No. 694-E               Date Filed August 19, 1985
Decision No.                         Effective November 13, 1985
                                     Resolution No. E-2062

Michael R. Peevey
Senior Vice President

                            Revised Cal. P.U.C. Sheet No. 8458-E
                 Cancelling Revised Cal. P.U.C. Sheet No. 8447-E

SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770


                          Schedule No. TOU-8
                        GENERAL SERVICE - LARGE
                             (Continued)

ENERGY CHARGE COMPONENTS


                                                  Per kwh
                                   On-Peak     Mid-Peak     Off-Peak
                                  (in cents)  (in cents)   (in cents)
Base Rate:

  All kwh                             2.356      2.356        2.356

Adjustment Rates:

  Energy Cost Adjustment
    Billing Factor                    4.871      3.471        2.301
  Annual Energy Rate                  0.070      0.070        0.070
  Conservation Load Management
    Billing Factor                    0.030      0.030        0.030
  Electric Revenue Adjustment
    Billing Factor                   -0.183     -0.183       -0.183
  Major Additions Adjustment
    Billing Factor                    1.270      1.270        1.270
  Annual Major Additions Rate         0.000      0.000        0.000
  PUC Reimbursement Fee               0.012      0.012        0.012

  Total Adjustment Rates              6.070      4.670        3.500

The PUC Reimbursement Fee is described in Schedule No. RF-E.
The Adjustment Rates are described in Parts C, I, J, and L of the Preliminary Statement.

SPECIAL CONDITIONS

1. Time periods are defined as follows:


On-Peak:   12:00 p.m. to 6:00 p.m.
           summer weekdays except holidays

           5:00 p.m. to 9:00 p.m.
           winter weekdays except holidays


Mid-Peak:  8:00 a.m. to 12:00 p.m. and 6:00 p.m. to 11:00 p.m.
           Summer weekdays except holidays

           8:00 a.m. to 5:00 p.m.
           winter weekdays except holidays

Off-Peak:  All other hours.


Off-peak holidays are New Year's Day, Washington's Birthday,
Memorial Day, Independence Day, Labor Day, Veterans Day,
Thanksgiving Day, and Christmas.

When any holiday listed above falls on Sunday, the following
Monday will be recognized as an off-peak period. No change in off-peak will be made for holidays falling on Saturday.

The summer session shall commence at 12:01 a.m. on the first Sunday in June and continue until 12:01 a.m. of the first Sunday in October of each year. The winter season shall commence at 12:01 a.m. on the first Sunday in October of each year and continue until 12:01 a.m. of the first Sunday in June of the following year.

2.  Voltage:  Service will be supplied at one standard voltage.





Advice Letter No. 680-E                 Date Filed May 8, 1985
Decision Nos. 84-12-068                 Effective June 2, 1985
              85-04-068                 Resolution No.

                       Michael R. Peevey
                      Senior Vice President



                            Revised Cal. P.U.C. Sheet No. 8189-E
                 Cancelling Revised Cal. P.U.C. Sheet No. 7119-E

SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770


                          Schedule No. TOU-8
                        GENERAL SERVICE - LARGE

SPECIAL CONDITIONS (Continued)

3. Maximum Demand: Maximum demands shall be established for the on-peak, mid-peak and off-peak periods. The maximum demand for each period shall be the measured maximum average kilowatt input indicated or recorded by instrument to be supplied by the Company, during any 150minute metered interval, but (except for new customers or existing customers electing Contract Demand as defined in these Special Conditions) not less than the diversified resistance welder load computed in accordance with the section designated Welder Service in Rule No. 2. Where the demand is intermittent or subject to violent fluctuations, a 5-minute interval may be used.

4. Billing Demand: Separate billing demands for the on-peak, mid-peak, and off-peak time periods shall be established for each monthly billing period The billing demand for each time period shall be the maximum demand for that time period occurring during the respective monthly billing period. The billing demand shall be determined to the nearest kw.

5. Contract Demand: A contract demand will be established by the Company, based on applicant's demand requirements for any customer newly requesting service on this schedule and for any customer of record on this schedule who requests an increase or decrease in transformer capacity in accordance with Rule No. 12D. A contract demand arrangement is available upon request for all customers of record on this schedule. The contract demand will be used only for purposes of establishing the minimum demand charge for facilities required to provide service under the rate and will not be otherwise used for billing purposes. Contract demand is based upon the nominal kilovolt-ampere rating of the Company's serving transformer(s) or the standard transformer size determined by the Company as required to serve the customer's stated measurable kilowatt demand, whichever is less and is expressed in kilowatts.

6. Minimum Demand Charge: Where a contract demand is established, the monthly minimum demand charge shall be $1.00 per kilowatt of contract demand.

7. Excess Transformer Capacity: The transformer capacity in excess of a customer's contract demand which is either required by the Company because of the nature of the customer's load or requested by the customer. Excess transformer capacity shall be billed at $1.00 per kva per month.

8. Voltage Discount: The charges before adjustments will be reduced by 6% for service delivered and metered at voltages of from 2 kv through 50 kv and by 15% for service delivered and metered at voltages over 50 kv.








Advice Letter No. 669-E             Date Filed December 31, 1984
Decision No. 84-12-068                 Effective January 1, 1985
                                       Resolution No.

                       Michael R. Peevey
                       Vice President


              Revised Cal. P.U.C. Sheet No. 7120-E, 5755-E and
                 Cancelling Revised Cal. P.U.C. Sheet No. 5862-E

SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770


                          Schedule No. TOU-8
                        GENERAL SERVICE - LARGE


SPECIAL CONDITIONS (Continued)

9.  Power Factor Adjustment:

    a.  Service Delivered and Metered at 4 kv or greater:
The charges will be adjusted each month for reactive demand.
The charges will be increased by 20 cents per kilovar of maximum reactive demand imposed on the Company in excess of 20% of the maximum number of kilowatts.

the maximum reactive demand shall be the highest measured maximum average kilovar demand indicated or recorded by metering to be supplied by the Company during any 15-minute metered interval in the month. The kilovars shall be determined to the nearest unit. A device will be installed on each kilovar meter to prevent reverse operation of the meter.

    b.  Service delivered and metered at less than 4 kv:
The charges will be adjusted each month for the power factor as follows: The charges will be decreased by 20 cents per kilowatt of measured maximum demand and will be increased by 20 cents per kilovar of reactive demand. However, in no case shall the kilovars used for the adjustment be less than one-fifth the number of kilowatts.

The kilovars of reactive demand shall be calculated by multiplying the kilowatts of measured maximum demand by the ratio of the kilovar-hours to the kilowatt hours. Demands in kilowatts and kilovars shall be determined to the nearest unit. A ratchet device will be installed on the kilovar-hour meter to prevent its reverse operation on leading power factors.

10. Temporary Discontinuance of Service: Where the use of energy is seasonal or intermittent, no adjustments will be made for a temporary discontinuance of service. Any customer prior to resuming service within twelve months after such service was discontinued will be required to pay all charges which would have been billed if service had not been discontinued.





Advice Letter No. 604-E            Date Filed  December 30, 1982
Decision No. 82-12-055                 Effective January 1, 1983
             82-12-115                   Resolution No. AR-92454

                         Edward A. Myers, Jr.
                         Vice President




                            Revised Cal. P.U.C. Sheet No. 8263-E
                 Cancelling Revised Cal. P.U.C. Sheet No. 8190-E

SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770


                          Schedule No. TOU-8
                        GENERAL SERVICE - LARGE


SPECIAL CONDITIONS (Continued)

11. Supplemental Visual Demand Meter: Subject to availability, and upon written application by the customer, the Company will, within 180 days, supply and install a Company-owned supplemental visual demand meter. The customer shall provide the required space and associated wiring beyond the point of interconnection for such installation. Said supplemental visual demand meter shall be in parallel with the standard billing meter delineated in Special Condition 3 above. The readings measured or recorded by the supplemental visual demand meter are for customer information purposes only and shall not be used for billing purposes in lieu of meter readings established by the standard billing meter. If a meter having visual display capability is installed by Edison as the standard billing meter, no additional metering will be installed pursuant to this Special Condition.

One of the following types of supplemental visual demand meters will be provided in accordance with provisions above at no additional cost to the customer: Dial Wattmeter, Recording
Wattmeter, or Paper-Tape Printing Demand Meter.

If the customer desires a supplemental visual demand meter having features no available in any of the above listed meters, such as an electronic microprocessor-based meter, the Company will provide such a supplemental visual demand meter subject to a monthly charge, if the meter and its associated equipment have been approved for use by the Company. Upon receipt from the customer of a written application the Company will design the installation and will thereafter supply, install, and maintain the supplemental visual demand meter subject to all conditions stated in the first and last paragraph of this Special Condition. For purposes of computing the monthly charge, any such supplemental visual demand meter and associated equipment shall be treated as Added Facilities in accordance with Rule No. 2, Paragraph H, Section 1 and 2 of the tariff rules. Added investment for computing the monthly charge shall be reduced by the Company's estimated total installed cost at the customer location of the Paper Tape Printing Demand Meter offered otherwise herein at no additional cost.

The Company shall have sole access for purposes of maintenance and repair to any supplemental visual demand meter installed pursuant to this Special Condition and shall provide all required maintenance and repair. Periodic routine maintenance shall be provided at no additional cost to the customer. Such routine maintenance includes changing charts, inking pens, making periodic adjustments, lubricating moving parts and making minor repairs. Non-routine maintenance and major repairs or replacement shall be performed on an actual costs basis with the customer reimbursing the Company for such cost.

12. Contracts: An initial three-year facilities contract may be required where applicant requires new or added serving capacity exceeding 2,000 kva.

13. Steel Surcharge Adjustment: The rates above are subject to adjustment as provided in Park K of the Preliminary Statement, at a billing factor of 0.026 cents per kwh.





Advice Letter No. 674-E                 Date Filed April 4, 1985
Decision No. 83-08-056                     Effective May 1, 1985
                                        Resolution No.  AR-92454


                         Michael R. Peevey
                       Senior Vice President


                            Revised Cal. P.U.C. Sheet No. 7816-E
                 Cancelling Revised Cal. P.U.C. Sheet No. 6047-E

SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770


                             Rule No. 21
                COGENERATION AND SMALL POWER PRODUCTION
                      INTERCONNECTION STANDARDS


General. This rule sets forth requirements and conditions for interconnected non Company-owned generation where such generation may be connected for (1) parallel operation with the service of the Company or (2) isolated operation with standby or breakdown service provided by the Company. For purposes of this rule, the interconnecting entity shall be designated the Producer.

B.  Conditions.

    1. An agreement executed by the Company and the Producer shall be required for interconnected service. Terms for the purchase of power by the Company if applicable, shall be included therein.

    2. Interconnection with the Company's system may not be made until and unless the Company has determined that the interconnection complies with the design and operating requirements set forth herein.

    3. Where interconnection protective equipment is owned, operated and maintained by the Producer, the Producer shall be responsible for damages to the Company or to others arising out of the misoperation or malfunction of the Producer-owned equipment.

    4. The Producer is solely responsible for providing adequate protection for the Producer's facilities interconnected with the Company's system.

C. Design and Operating Requirements. Each generation facility which is or can be connected to the Company's electric system shall be designed and operated so as to prevent or protect against the following adverse conditions on the Company's system. These conditions can cause electric service degradation, equipment damage, or harm to persons:

1. Inadvertent and unwanted re-energization of a utility dead line or bus.

2.  Interconnection while out of synchronization.

3.  Overcurrent.

4.  Utility system load imbalance.

5.  Ground faults.

6. Generated alternating current frequency outside permitted safe limits.

7.  Voltage generated outside permitted limits.

8.  Poor power factor.

9.  Harmful wave forms.

The necessary protective equipment (relays, switchgear, transformers, etc.) can be provided by the Producer or by the Company.

Explanatory information, operating rules and guidelines for meeting the above requirements for small (below 100kw), medium (100-1000 kw), and large (above 1000 kw) facilities are contained in the Company's guidelines for cogenerators and small power producers. Copies of said guidelines are available from the Company.

D.  Interconnection Facilities.

1. Interconnection facilities include all required means, and apparatus installed, to interconnect the Producer's generation with the Company's system. Where the Producer desires to sell power to the Company, interconnection facilities include also all required means, and apparatus installed, to enable the Company to receive power deliveries from the Producer. Interconnection facilities may include, but are not limited to:




Advice Letter No. 640-E              Date Filed January 13, 1984
Decision No. 83-10-093               Effective February 12, 1984
                                     Resolution No. AR-92454


                       Michael R. Peevey
                     Senior Vice President


                            Revised Cal. P.U.C. Sheet No. 7817-E
                 Cancelling Revised Cal. P.U.C. Sheet No. 7209-E

SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770


                             Rule No. 21
                COGENERATION AND SMALL POWER PRODUCTION
                      INTERCONNECTION STANDARDS
                              (Continued)

D. Interconnection Facilities. (Continued)

    a. Connection, transformation, switching, communications, control, protective and safety equipment; and
    b. Any necessary reinforcements and additions to the Company's system by the Company.

2. Where interconnection facilities are to be installed for the Producer's use as added facilities, the Producer shall advance to the Company the installed cost of the added facilities. At the Producer's option, and where such Producer's generation is a qualifying facility and the Producer has established credit worthiness to the Company's satisfaction, the Company shall finance those added facilities it deems to be removable and reusable equipment. Such equipment shall include, but not be limited to, transformation, disconnection, and metering equipment. Added facilities provided under either of the foregoing arrangements are subject to the monthly charge as set forth in Section H of the Company's Rule No. 2 Description of Service, on file with and authorized by the Commission.

3. When a Producer wishes to reserve facilities paid for by the Producer, but idled by an energy sale conversion, the Company shall impose a special facilities charge reimbursing the Company for costs related to its operation and maintenance of the facility. When a Producer no longer needs facilities for which it has paid, the Producer shall, at a minimum, receive from the Company credit for the net salvage value of the facilities dedicated to Company use. If the Company is able to make use of these facilities to serve other customers, the Producer shall receive the fair market value of the facilities determined as of the date the Producer either decides no longer to use the facilities or fails to pay the required maintenance fee.

4. The Producer shall be responsible for the costs of exploring the feasibility of a project or its interconnection with the Company system, including reasonable advance charges imposed by the Company for feasibility studies.

5. An interconnection line study for any Producer shall take no more than one year to complete.

6. The Producer shall be responsible for the costs of telemetering and safety checks except to the extent that, under the Company's effective tariffs, a comparable customer would not be similarly charged.

7. The Company shall, upon request, give the Producer a binding estimate for line extension and interconnection costs; however, such estimates shall be in effect for a period not to exceed one year from the date provided. A reasonable breakdown of cost estimates shall also be provided in a form sufficiently detailed and understandable by the Producer.

8. The Company shall have the right to inspect the Producer's interconnection facilities prior to the commencement of parallel operations and require modifications as necessary.

9. The site of interconnection facilities shall be accessible to Company personnel.

E.  Interconnection Reinforcement and/or Additions.  The
Company's effective tariffs governing interconnection costs and added or special facilities agreements shall be applied to line and system reinforcement and/or additions. In addition, the following shall apply:

1. A Producer shall pay for new or additional line capacity if necessary for the Company to receive the Producer's power.

2. The costs of any line reinforcement and/or addition undertaken at the option of the Company to serve additional future customers or Producers shall be borne by the Company.


Advice Letter No.  640-E             Date Filed January 13, 1984
Decision No. 83-10-093               Effective February 12, 1984
                                     Resolution No. AR-92454

                        Michael R. Peevey
                      Senior Vice President
                            Revised Cal. P.U.C. Sheet No. 7818-E
                 Cancelling Revised Cal. P.U.C. Sheet No. 6049-E

SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770


                             Rule No. 21
                COGENERATION AND SMALL POWER PRODUCTION
                      INTERCONNECTION STANDARDS
                             (Continued)


E.  Interconnection Reinforcement and/or Additions. (Continued)

    3. For two or more Producers seeking to use an existing line, a first come, first served approach shall be used. This approach shall require that the first Producer to request an interconnection shall, pursuant to written agreement, have the right to use the existing line and shall incur no obligation for costs associated with future line capacity needed to accommodate other Producers or customers. The Company's Standard Offer and/or power purchase agreements for cogeneration and small power production facilities shall specify the date by which the Producer must begin construction. If that date passes and construction has not commenced, the Producer shall be given 30 days to correct the deficiency after receiving a reminder from the Company that the construction start-up date has passed. If construction has not commenced after the 30-day corrective period, the Company shall have the right to withdraw its commitment to the first Producer and offer the right to interconnect on the existing line to the next Producer in order. If two Producers establish the right of first-in-time simultaneously, the two Producers shall share the costs of any additional line capacity necessary to facilitate their cumulative capacity requirements. Costs shall be shares based on the relative proportion of capacity each Producer will add to the line.

4. The applicable Company tariff provisions shall be applied to a Producer who pays for interconnection reinforcement and/or additions that later accommodate a second Producer as those provisions which would be applied to a comparable Company customer.

5. The Producer shall be responsible for the costs of only those future system alterations which are necessary to maintain the California Public Utilities Commission's adopted interconnection standards for the Producer's particular interconnection facilities. The relevant interconnection standards shall be those in effect at the time the contract is signed. Should much alterations not be directly required by, or beneficial to the Producer, the Producer shall be treated like any other customer on the Company's system.

F.  Watering.

1. If the Producer desires to sell electric power to the Company, the Company shall provide, own and maintain at the Producer's expense all necessary meters and associated equipment to be utilized for the measurement of energy and capacity for determining the Company's payment to the Producer pursuant to an applicable agreement.

2. For purposes of monitoring generator operation an determination of standby charges, the Company shall have the right to install generation metering at the Producer's expense, where the Producer's generation is 10 mw or greater, telemetering equipment may also be required at the Producer's expense.

3. The Producer shall provide, at no expense to the Company, a suitable location for all meters and associated equipment in accordance with Rule No. 16.

4. Where necessary the Company and the Producer shall agree on an appropriate compensation method for transformer losses as specified in the agreement.

5. The Company shall install a ratchet device so as to prevent reverse operation on the meter(s) recording power provided by the Company, and where appropriate in each of the following cases on, (i) the meter(s) recording reactive demand imposed on the Company's electric system, and (ii) the meter(s) recording power purchased by the Company.

6. Provision for meter tests and adjustments of bills or payments to the Producer for meter error shall be consistent with Rule No. 17.

End of Appendix C - Tariff Schedule No. TOU-8 Rule 21



                      APPENDIX D


Not attached. Please refer to the "Fifth Interim Opinion, Qualifying Facility Milestone Procedure, the Fourth Edition". Decision 86-04-053 April 16, 1986, I. 84-04-077 (filed April 18,
1984) before the Public Utilities Commission of the State of California.)




                          AMENDMENT NO. 1
            TENNECO OIL COMPANY POWER PURCHASE AGREEMENT
                         (NEWHALL PHASE II)

                          AMENDMENT NO. 1
                               TO THE
                      POWER PURCHASE CONTRACT
                         (NEWHALL PHASE II)
                              BETWEEN
                 SOUTHERN CALIFORNIA EDISON COMPANY
                                AND
                         TENNECO OIL COMPANY

1.  PARTIES

The parties to this Amendment No. 1 ("Amendment") to the Power Purchase Contract are Tenneco Oil Company, hereinafter referred to as "Tenneco," a Delaware corporation, and Southern California Edison Company, a California corporation, hereinafter referred to as "Edison," individually "Party," collectively "Parties."

RECITALS

    2.1 On December 20, 1985, Tenneco and Edison executed an agreement entitled Power Purchase Contract/(Newhall Phase II) between Tenneco Oil Company and Southern California Edison Company (referred to in this Amendment as "original Contract").

    2.2 The Parties desire to amend the Original Contract to incorporate the executed Interconnection Facilities Agreement.

3.  AGREEMENT

In consideration of the terms and conditions contained in this amendment, the Parties agree as follows:

    3.1  Effective Date
         This Amendment No. 1 shall become effective on the date of execution by the parties.

    3.2  Changes to the Original Contract Provisions
         The following changes shall be made in the Original
Contract:

    3.2.1 On Page 9 of the Original Contract, insert a new section following Section 4.27 and renumber subsequent sections as follows: "Section 4.28".
    4.28  Qualifying Facility Milestone Procedure ("QFMP")
A statewide procedure adopted by the Commission in Decision No. 85-01-038 on January 16, 1985, as modified by Decision No. 85-06-163, Decision No. 85-08-045 and Decision No. 85-11-017, and
as may be modified by future Commission decisions following from QFMP quarterly reviews as ordered in Commission Decision No. 85-12-075, attached hereto as Appendix D and incorporated herein by reference. The QFMP contains milestones used to (1) establish an on-going statewide interconnection priority procedure for Qualify Facilities ("QF") projects wishing to interconnect with an electric utility's electrical system; (2) determine the current status of QF development in the state; and (3) establish an on-going tracking of QF development to aid in transmission and resource planning.

    3.2.2 On Page 38 of the Original Contract, add the following new section number 25;

25. OBLIGATIONS OF THE PARTIES UNDER THE QUALIFYING FACILITY
MILESTONE PROCEDURE

    25.1 To accommodate power deliveries from Seller's
Generating Facility under this Agreement, Edison shall interconnect Seller's Generating Facility to the Edison electric system in accordance with the terms of this Agreement, Edison's
Tariff Rule No. 21, and the QFMP.

    25.2 Seller acknowledges that it has read Edison's Tariff Rule No. 21 and the QFMP and Seller understands its obligations and the consequences to Seller for failure to meet any of the QFMP milestones. Failure to meet any of the milestones may result in the termination of this Agreement and forfeiture of Seller's Project Fee for the reasons set for in the QFMP.

    25.3 Within ten (10) working days after compliance with a WFMP milestone or the date scheduled for Seller's compliance with a QFMP milestone, whichever occurs first, Seller shall submit written notification to Edison that a particular QFMP milestone either has or has not been met. Pursuant to the QFMP, Edison shall notify Seller, in writing, within fifteen (15) working days, after Seller'' notification or after the date scheduled for Seller's compliance with a particular QFMP milestone, whichever comes first, whether Seller is or is not in compliance with that particular QFMP milestone.

    25.3.1 If Seller's performance is not in compliance with a schedule QFMP milestone, Edison shall enumerate the reasons for such non-compliance in said written notification to Seller.

    25.3.2 Seller shall have fifteen (15) working days from the date it receives Edison's written notification of noncompliance to cure any deficiency to effectuate compliance with a QFMP milestone.

    25.3.3 If Seller fails to cure said deficiency within the fifteen (15) working day cure period, Edison shall, within ten
(10) working days thereafter notify Seller that it has missed that particular QFMP milestone.

    25.4  If Seller misses a QFMP milestone pursuant to Section
25.3.3 herein, Seller shall lose its priority for transmission capacity.

    25.4.1 Seller shall have forty-five (45) calendar days, commencing with the date of receipt of written notification from Edison of the missed QFMP milestone to establish a new priority for transmission capacity. To establish said priority, Seller must provide Edison with information indicating the continued viability of Seller's project. Such information, pursuant to the QFMP, shall include:

  (i) An updated project definition; and

  (ii) An updated final project development schedule or preliminary development schedule, whichever is appropriate; and

  (iii) A written request for a new interconnection study; if both Seller and Edison agree that tone is necessary, Seller shall pay the cost of such study as appropriate.

If Seller fails to provide the information required pursuant to
Section 25.4.1 herein, Seller's project shall be deemed no longer viable; the Project Fee shall be forfeited and this Agreement shall terminate.

3.2.3 Incorporate Appendix A.3, Pages A.3-1 to A.3-3 and attachment to Appendix 3, Pages 1-6.

3.2.4  On Page ii of the Original Contract under Appendices
Section, add the following:
   Appendix D - Qualifying Facility Milestone Procedure and add this attachment, Appendix D to the appendix section.

4. OTHER CONTRACT TERMS AND CONDITIONS

Except as expressly amended hereby, all other terms and conditions of the original contract shall remain in force and effect.

5.  DUPLICATE ORIGINAL

This Amendment No. 1 is executed in two originals. The signatories hereto represent that they have been appropriately authorized to enter into this Amendment on behalf of the Party for whom they sign. This Amendment is hereby executed as of this 25th day of August 1986.

                              TENNECO OIL COMPANY



                              By:  Robert T. Bogan



                              SOUTHERN CALIFORNIA EDISON COMPANY



                              By:  Glenn J. Bjorklund
                                    Vice President


















                         AMENDMENT NO. 2

                              TO THE

                     POWER PURCHASE AGREEMENT

                             BETWEEN

                       TENNECO OIL COMPANY

                               AND

                 SOUTHERN CALIFORNIA EDISON COMPANY







                       AMENDMENT NO. 2 TO THE
                  POWER PURCHASE AGREEMENT BETWEEN
                       TENNECO OIL COMPANY AND
                 SOUTHERN CALIFORNIA EDISON COMPANY


1.  PARTIES.  This Amendment No. 2 to the Power Purchase
Agreement between Tenneco Oil Company and Southern California
Edison Company ("Agreement") is entered into between Tenneco Oil
Company ("Seller") and Southern California Edison Company
("Edison"); individually "Party" and collectively "Parties".

2. RECITALS. This Amendment No. 2 to the Agreement is made with reference to the following facts, among others:

    2.1  The Parties executed the Agreement on August 25, 1986.

    2.2  The Contract specified "Seller Owned and Operated
Basis" as the Interconnection Facilities Agreement option for providing the project's interconnection facilities as set forth in Appendix A of the Agreement.

    2.3  Seller wishes to change the Interconnection Facilities
Agreement option to the "Added Facilities Basis" option.

    2.4 The Parties desire to amend the Agreement to change the Interconnection Facilities Agreement to the "Added Facilities
Basis" option.

3. AGREEMENT: The Parties hereby agree to amend the Agreement as follows:

    3.1 Page ii of the Table of Contents shall be amended to eliminate the reference to Appendix A.2 - Capital Contribution
Basis, and it shall be replaced with a reference to Appendix A.1
- Interconnection Facilities - Added Facilities Basis.

    3.2 Page 8 of the Agreement shall delete the reference to Appendix A.2 on Line 4, and shall replace it with Appendix A.1.

    3.3 Part II, Page 40 and 41 of the Agreement shall be amended to indicate that Seller elects the Added Facilities
Basis. Therefore, the "x" on page 41 will be eliminated, and a "x" will be added on Page 40 next to Appendix A.1.

    3.4 Appendix A of the Agreement is deleted and replaced by the attached Appendix A.

OTHER CONTRACT TERMS AND CONDITIONS: Except as expressly amended, the terms and conditions of the original Agreement shall remain in full force and effect.

5. SIGNATURE CLAUSE: The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 2 to the Agreement on behalf of the Party for whom they sign.

6. EFFECTIVE DATE: This Amendment No. 2 to the Agreement shall become effective on the latter of the two signature dates below.



                                  SOUTHERN CALIFORNIA EDISON


                                  By:  Glenn J. Bjorklund
                                        Vice President


                                  Date:  June 19, 1987



                                  TENNECO OIL COMPANY


                                  By:    Robert T. Bogan
                                        Vice President and
                                      Division General Manager


                                  Date:   June 15, 1987